                                                                    EXHIBIT 2.10

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             MCCC ICG HOLDINGS LLC,

                                MCCC MERGER CORP.

                                       AND

                            ICG COMMUNICATIONS, INC.

                                  JULY 19, 2004

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I THE MERGER.............................................................................................      2
         Section 1.1          The Merger.........................................................................      2
         Section 1.2          Closing............................................................................      2
         Section 1.3          Effective Time.....................................................................      2
         Section 1.4          Effects of the Merger..............................................................      2
         Section 1.5          Certificate of Incorporation and By-Laws...........................................      3
         Section 1.6          Directors and Officers of Surviving Corporation....................................      3

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT ENTITIES.................................      3
         Section 2.1          Effect on Capital Stock............................................................      3
         Section 2.2          Effect on Company Options..........................................................      4
         Section 2.3          Deposit Escrow.....................................................................      4
         Section 2.4          Exchange of Certificates; Payments at Closing......................................      5
         Section 2.5          No Further Rights in Company Common Stock or Options...............................      6
         Section 2.6          Dissenters' Rights.................................................................      6
         Section 2.7          Reduction of Payment Fund..........................................................      7
         Section 2.8          Termination of Payment Fund........................................................      7
         Section 2.9          No Liability.......................................................................      7
         Section 2.10         Investment Fund....................................................................      7
         Section 2.11         Lost, Stolen or Destroyed Certificates.............................................      7
         Section 2.12         Withholding Rights.................................................................      8
         Section 2.13         Fees and Expenses of the Paying Agent..............................................      8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................      8
         Section 3.1          Organization and Standing..........................................................      8
         Section 3.2          Subsidiaries.......................................................................      8
         Section 3.3          Capitalization.....................................................................      9
         Section 3.4          Authority and Enforceability.......................................................      9
         Section 3.5          Conflicts, Consents and Approvals..................................................     10
         Section 3.6          SEC Reports........................................................................     11
         Section 3.7          Financial Statements; Liabilities..................................................     11
         Section 3.8          Disclosure Documents...............................................................     12
         Section 3.9          Compliance with Applicable Laws....................................................     12
         Section 3.10         Communication Licenses.............................................................     13
         Section 3.11         Environmental Matters..............................................................     13
         Section 3.12         Network Facilities.................................................................     14
         Section 3.13         Material Contracts.................................................................     15
         Section 3.14         Related Party Transactions.........................................................     15
         Section 3.15         ERISA..............................................................................     16
         Section 3.16         Labor Relations....................................................................     17
         Section 3.17         Real Estate........................................................................     18
         Section 3.18         Insurance..........................................................................     19

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
         Section 3.19         Taxes..............................................................................     20
         Section 3.20         Intellectual Property..............................................................     21
         Section 3.21         Litigation.........................................................................     22
         Section 3.22         Customers and Suppliers............................................................     22
         Section 3.23         Business Combination and Takeover Statutes.........................................     22
         Section 3.24         Board Recommendation...............................................................     22
         Section 3.25         Voting Requirements................................................................     22
         Section 3.26         Brokers............................................................................     22
         Section 3.27         Opinion of Financial Advisor.......................................................     23
         Section 3.28         Weekly Forecasts...................................................................     23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB............................................     23
         Section 4.1          Organization and Standing..........................................................     23
         Section 4.2          Authority and Enforceability.......................................................     23
         Section 4.3          Conflicts, Consents and Approvals..................................................     24
         Section 4.4          Compliance.........................................................................     24
         Section 4.5          Voting Required....................................................................     25
         Section 4.6          Brokers............................................................................     25
         Section 4.7          Ownership of Company Common Stock..................................................     25
         Section 4.8          Compliance with Applicable Laws....................................................     25
         Section 4.9          Capitalization of the Surviving Corporation........................................     25

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS..............................................................     25
         Section 5.1          Conduct of Business Pending the Merger.............................................     26
         Section 5.2          Advice of Changes..................................................................     30
         Section 5.3          Obligations and Taxes..............................................................     31
         Section 5.4          Interim Management Agreement.......................................................     31
         Section 5.5          No Solicitation by the Company.....................................................     31

ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................     33
         Section 6.1          Preparation of the Company Proxy Statement; Shareholders Meeting...................     33
         Section 6.2          Financial Statements, Reports, etc.................................................     33
         Section 6.3          Access to Information; Confidentiality.............................................     34
         Section 6.4          Insurance..........................................................................     34
         Section 6.5          Communications License.............................................................     34
         Section 6.6          FCC Applications and State PUC Applications........................................     35
         Section 6.7          Delivery of Regulatory Counsel's Opinion...........................................     35
         Section 6.8          Landlord Consents and Lease Terminations...........................................     35
         Section 6.9          Employee Benefit Plans.............................................................     36
         Section 6.10         Environmental Events...............................................................     36
         Section 6.11         Notice of Litigation and Judgments.................................................     36
         Section 6.12         Notice Regarding Contracts.........................................................     36
         Section 6.13         Commercially Reasonable Efforts; Cooperation.......................................     36
         Section 6.14         Indemnification....................................................................     37
         Section 6.15         Public Announcements...............................................................     37

         Section 6.16         Issuance of Shares to Trust........................................................     38

ARTICLE VII CLOSING CONDITIONS...................................................................................     38
         Section 7.1          Mutual Conditions..................................................................     38
         Section 7.2          Conditions to Obligations of the Company...........................................     38
         Section 7.3          Conditions to Obligations of the Buyer.............................................     39
         Section 7.4          Frustration of Closing Conditions..................................................     41

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................     41
         Section 8.1          Termination........................................................................     41
         Section 8.2          Effect of Termination..............................................................     43
         Section 8.3          Fees and Expenses..................................................................     43

ARTICLE IX GENERAL PROVISIONS....................................................................................     44
         Section 9.1          Non-Survival of Representations and Warranties.....................................     44
         Section 9.2          Notices............................................................................     44
         Section 9.3          Definitions........................................................................     45
         Section 9.4          Interpretation.....................................................................     50
         Section 9.5          Counterparts.......................................................................     51
         Section 9.6          Entire Agreement; No Third Party Beneficiaries.....................................     51
         Section 9.7          GOVERNING LAW......................................................................     51
         Section 9.8          Assignment.........................................................................     52
         Section 9.9          Consent to Jurisdiction............................................................     52
         Section 9.10         Headings...........................................................................     52
         Section 9.11         Severability.......................................................................     52
         Section 9.12         Amendment..........................................................................     52
         Section 9.13         Extension; Waiver..................................................................     52
         Section 9.14         Waiver of Jury Trial...............................................................     53

          Schedule A    --    Directors and Officers of the Surviving Corporation
          Schedule B    --    Payables Report
          Schedule C    --    Required Actions with Respect to Material Contracts
          Schedule D    --    Certain Providers of Professional Services

          Exhibit A     --    Form of Interim Credit Agreement
          Exhibit B     --    Form of Security and Pledge Agreement
          Exhibit C     --    Form of Interim Management Agreement
          Exhibit D     --    Amended and Restated Certificate of Incorporation of the Surviving Corporation
          Exhibit E     --    By-Laws of the Surviving Corporation

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 19, 2004, among ICG Communications, Inc., a Delaware corporation (the "Company"), MCCC ICG Holdings LLC, a Delaware limited liability company (the "Buyer"), and MCCC Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Buyer ("Merger Sub").

      WHEREAS, the respective boards of directors or managers of the Company, the Buyer and Merger Sub have each approved the merger of Merger Sub with and into the Company (the "Merger") and deem it advisable and in the best interests of its respective shareholders or members, as the case may be, to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the respective boards of directors of the Company and the Merger Sub have each approved this Agreement and have recommended that their respective shareholders approve this Agreement and the transactions contemplated hereby;

      WHEREAS, the Buyer, as the sole shareholder of Merger Sub, shall approve this Agreement and the transactions contemplated hereby by written consent immediately after the execution of this Agreement;

      WHEREAS, the affirmative vote of the holders of a majority of the outstanding voting common stock, par value $0.01 per share, of the Company ("Company Common Stock") entitled to vote is required to adopt and approve this Agreement;

      WHEREAS, the Buyer and certain shareholders of the Company representing approximately 29% of the issued and outstanding Company Common Stock have, simultaneously with the execution of this Agreement, entered into a lock-up agreement, pursuant to which such shareholders have agreed to vote their shares of Company Common Stock in favor of this Agreement and the Merger ("Lock Up Agreement");

      WHEREAS, the Buyer and the Company have, simultaneously with the execution of this Agreement, entered into an interim credit agreement ("Interim Credit Agreement") in the form attached hereto as Exhibit A ;

      WHEREAS, in connection with the Interim Credit Agreement, the Buyer and the Company have, simultaneously with the execution of this Agreement, entered into a security and pledge agreement ("Security and Pledge Agreement") in the form attached hereto as Exhibit B;

      WHEREAS, the Buyer and the Company shall, at the effective time of the Company Shareholder Approval (as defined in Section 3.25), enter into one or more management agreement (each, an "Interim Management Agreement") substantially in the form attached hereto as Exhibit C;

      WHEREAS, the Company, the Buyer and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the General Corporation Law of the State of Delaware (as amended from time to time, the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3) and the separate corporate existence of Merger Sub shall thereupon cease. Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation").

      Section 1.2 Closing. The closing of the Merger (the "Closing") will take place on the earlier of (i) a date and time specified by the Buyer after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VII, and (ii) the later of (A) the 90th day following the effective date of the Company Shareholder Approval (the "Initial Closing Deadline") or (B) in the event that fewer than all of the FCC Consents (as defined in Section 6.4(a)) and the State PUC Consents (as defined in Section 6.4(b)) shall have been obtained on or before the Initial Closing Deadline, at the election of the Buyer, the 60th day thereafter (the "Extended Closing Deadline"); provided that the Buyer has given written notice to the Company of its election to close the Merger on the Extended Closing Deadline no fewer than five (5) days before the Initial Closing Deadline; and provided further that between the Initial Closing Date and the Extended Closing Date, if any, the Closing can occur on a date and at a time selected by Buyer within such time period (the "Selected Closing Deadline") so long as Buyer provides written notice to the Company five (5) days before the Selected Closing Deadline. The Closing will be held at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York or such other location as the parties hereto shall agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

      Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall acknowledge and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in such form as is required by and executed in accordance with the DGCL. The Merger shall become effective when the Certificate of Merger has been filed with the Delaware Secretary of State, or at such later time as the Company and the Buyer shall agree and specify in the Certificate of Merger (the "Effective Time").

      Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.5 Certificate of Incorporation and By-Laws. The Certificate of Merger shall provide that, at the Effective Time (a) the certificate of incorporation of the Company shall be amended and restated to embody the terms set forth on Exhibit D hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and the DGCL and (b) the by-laws of the Company shall be amended and restated to embody the terms set forth on Exhibit E hereto and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and the DGCL.

      Section 1.6 Directors and Officers of Surviving Corporation.

            (a) From and after the Effective Time, the directors and officers of the Surviving Corporation shall be determined as provided in Schedule A attached hereto until their respective successors are duly elected and qualified, as the case may be.

            (b) In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement and to vest in the Surviving Corporation title to all assets, rights, privileges, powers, immunities, purposes and franchises of either the Merger Sub or the Company, the officers and directors of such corporation shall be empowered to take all such lawful action.

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                           OF THE CONSTITUENT ENTITIES

      Section 2.1 Effect on Capital Stock. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the Company or the Merger Sub:

            (a) Cancellation of Treasury Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and owned by the Company as treasury stock or by any direct or indirect Subsidiary of the Company ("Excluded Shares") shall be canceled automatically and shall cease to exist, and no payment shall be made in respect thereof.

            (b) Conversion of Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive, upon surrender of the certificate representing such Company Common Stock in accordance with Section 2.3, $0.75 per share in cash (the "Merger Consideration").

            (c) Cancellation and Retirement of Company Common Stock. All outstanding shares of the Company Common Stock shall automatically cancel and cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect thereto except (other than in the case of Excluded Shares) the right to receive the Merger Consideration, without interest, to be paid in consideration therefore upon surrender of such certificate in accordance with Section 2.3.

            (d) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      Section 2.2 Effect on Company Options.

            (a) For purposes of this Agreement, the term "Option" means each unexpired and unexercised option, warrant or other security (whether or not vested or exercisable) that is outstanding at the Effective Time pursuant to which the holder thereof has the right to purchase Company Common Stock from the Company (including, without limitation, any Company Stock Option or Company Stock Warrant). The term "Company Stock Option" means each outstanding option to purchase shares of Company Common Stock issued under the Employee Benefit Plans, as amended from time to time. The term "Company Stock Warrant" means each outstanding warrant to purchase shares of Company Common Stock issued (i) to certain of the Company's unsecured creditors pursuant to the Company's proceedings under the Bankruptcy Code in the Delaware Bankruptcy Court (Joint Case Number 00-4238 (PJW)) (the "Bankruptcy Proceedings") and (ii) in connection with the establishment of the Company's senior subordinated term loan. As of the Effective Time, each outstanding Option shall be extinguished and converted into the right to receive, in complete satisfaction of all obligations owing from the Company to the holder of such Option on account of such Option, a cash amount equal to the product of (x) the excess, if any, of $0.75 minus the per share exercise price of each such Option (the "Option Share Merger Consideration") multiplied by (y) the aggregate number of shares of Company Common Stock that would have been issuable had such Option been exercised in full at the Effective Time, less any required withholding of U.S. federal income taxes.

            (b) Except as otherwise agreed to by the parties, (i) each Employee Benefit Plan which provides for the issuance or grant of any option, warrant, right or other convertible security of the Company or any Subsidiary shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall be terminated as of the Effective Time, and (ii) the Company shall take all action necessary to ensure that, following the Effective Time, no participant in the Employee Benefit Plans or other plans, programs or arrangements shall have any right thereunder to acquire or participate in changes in the value of the equity securities of the Company, the Surviving Corporation, Merger Sub or any of their respective Subsidiaries and to terminate all such plans effective as of the Effective Time; provided that, for the avoidance of doubt, any such termination shall not affect the rights of any outstanding Company Stock Option, except as otherwise provided in the relevant Employee Benefit Plan, other documents governing such Company Stock Options and this Agreement.

            (c) The parties to this Agreement hereby acknowledge and agree that the Surviving Corporation shall not assume or continue any Options or substitute any additional option, warrant or other security for such Options.

      Section 2.3 Deposit Escrow.

            (a) Deposit with Escrow Holder. Contemporaneously with the execution and delivery of this Agreement by the parties, Buyer will deposit (or cause Merger Sub to deposit), in cash, the aggregate amount of the Merger Consideration and Option Share Merger Consideration (the "Deposit") payable upon conversion of the outstanding shares of Company Common Stock as provided in
Section 2.1 with a third party escrow holder (the "Escrow Holder"), who will hold the funds in a segregated account designated for such purpose pursuant to an escrow agreement executed by the parties (the "Escrow Agreement" and, together with the Interim Credit Agreement, Security and Pledge Agreement and the Interim Management Agreement, the "Related Agreements"). The Escrow Agreement shall be consistent with the terms and conditions of this Agreement. Interest accrued on the Deposit shall belong and be paid to the Buyer unless the Deposit is disbursed to the Company pursuant to Section 2.3(b).

            (b) Disbursement of Deposit. The Deposit shall be held by the Escrow Holder until the earlier of (i) the Closing Date and (ii) the effective date of the termination of this Agreement (the "Disbursement Date"). Upon the Closing, the Deposit shall be disbursed to the Payment Agent described in Section 2.4 below for disbursement in accordance with such Section and any accrued interest on the Deposit shall be distributed to the Buyer. Upon the termination of the Agreement, the Deposit and any accrued interest thereon shall be immediately disbursed to the Buyer, provided that if this Agreement is terminated by the Company (i) prior to the effective date of the Company Shareholder Approval, pursuant to Section 8.1(d) or (ii) on or following the effective date of the Company Shareholder Approval, pursuant to Section 8.1(b)(ii) or Section 8.1(d), then the Deposit and any accrued interest thereon shall be immediately disbursed to the Company as liquidated damages. The fees and costs of the Escrow Holder shall be borne equally by the Company and the Buyer.

            (c) Manner of Disbursement. The Escrow Holder shall be authorized to disburse the Deposit, together with any interest earned on such sum, to the party entitled thereto under this Section 2.3, in immediately available funds by wire transfer to an account designated in writing by such party.

            (d) Taxes. Taxes attributable to any interest paid or accrued on the Deposit while it is held in escrow shall be borne by the party entitled to receive such interest pursuant to this Section 2.3.

      Section 2.4 Exchange of Certificates; Payments at Closing.

            (a) Deposit with Paying Agent. Prior to the Effective Time, the Buyer shall appoint an agent (the "Paying Agent") for the purpose of receiving the certificates and other documents and instruments (the "Certificates") that immediately prior to the Effective Time represented shares of either Company Common Stock or Options and distributing to the holders of Company Common Stock or Options that are represented by such Certificates payment of the Merger Consideration or Option Share Merger Consideration, as applicable. As of the Effective Time, the Escrow Holder shall deposit with the Paying Agent for the benefit of the holders of Company Common Stock and Options, the aggregate cash representing the Merger Consideration and Option Share Merger Consideration (the "Payment Fund") payable pursuant to the other provisions of this Article II in exchange for the Certificates.

            (b) Exchange Procedures. As soon as practicable following the Effective Time, the Paying Agent, pursuant to a paying agent agreement which terms and conditions are reasonably acceptable to the Company and the Buyer, shall mail to each record holder of the Certificates (as of the Effective Time)
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of such Certificates to the Paying Agent and shall be in such form and have such other provisions as the Company and the Buyer mutually agree) and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration or Option Share Merger Consideration. Upon surrender to the Paying Agent of a Certificate, together with a duly executed letter of transmittal and any other documents reasonably required by the Paying Agent, the holder of such Certificates shall promptly receive in exchange therefor the amount of cash equal to the Merger Consideration or Option Share Merger Consideration, as applicable, to which such holder is entitled pursuant to the other provisions of this Article II, without interest, less any required withholding of U.S. federal income taxes, and in each case, the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this paragraph (b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or Option Share Merger Consideration, as applicable, to which the holder thereof has the right to receive in respect of such Certificate pursuant to the other provision of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

            (c) If any portion of the Merger Consideration or Option Share Merger Consideration payable in respect of any Certificate is to be paid to a person other than in whose name the Certificate surrendered is registered, it shall be a condition to payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on the Certificate or any related stock power shall be properly guaranteed and that the person requesting such payment either pay any transfer or other taxes required by reason of the payment of the Merger Consideration or Option Share Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

      Section 2.5 No Further Rights in Company Common Stock or Options. All cash paid upon the surrender of Certificates in accordance with this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Options formerly represented by such Certificates. After the Effective Time, there shall be no further registration of transfers of Company Common Stock or Options that were outstanding immediately prior to the Effective Date. Subject to Section 2.8, if Certificates are presented to the Surviving Corporation or the Paying Agent for any reason after the Effective Time, they shall be cancelled and exchanged as provided in this Article II.

      Section 2.6 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a "Dissenting Shareholder") who shall not have voted to adopt this Agreement and who properly demands appraisal for such shares in accordance with
Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal under the DGCL. If, after the Effective Time, such Dissenting Shareholder fails to perfect or withdraws or loses such holder's right to appraisal under the DGCL, such Dissenting Shareholder's shares of Company Common Stock shall be deemed to have been converted into, at the Effective Time, a right to receive for each share the Merger Consideration. The Company shall give the Buyer prompt notice of any demands received by the Company for appraisal of Company Common Stock, and the Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of the Buyer, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

      Section 2.7 Reduction of Payment Fund. Any portion of the Payment Fund representing Merger Consideration for Company Common Stock for which appraisal rights shall have been perfected shall be returned to the Buyer, upon demand.

      Section 2.8 Termination of Payment Fund. Any portion of the Payment Fund (including interest) that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, free and clear of all claims or interest of any person previously entitled thereto and may be commingled with the general funds of the Surviving Corporation. Any holders of Certificates who have not complied with this Article II prior to that time shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for Merger Consideration or Option Share Merger Consideration.

      Section 2.9 No Liability. None of the parties to this Agreement, the Paying Agent or the Surviving Corporation shall be liable to any person in respect of any Merger Consideration or Option Shares Merger Consideration, as applicable, from the Payment Fund that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      Section 2.10 Investment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by the Buyer, in (A) direct obligations of the United States of America, (B) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (C) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation or (D) certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100 million, and any net profit resulting from, or interest or income produced by, such investment shall be paid to the Buyer as and when requested by the Buyer, provided that any such investment or any such payment of profit shall not delay the receipt by holders of Certificates of the Merger Consideration or Option Shares Merger Consideration, as the case may be, or otherwise impair such holders' respective rights hereunder.

      Section 2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or Option Share Merger Consideration, as applicable, with respect to such Certificate, to which such person is entitled pursuant to this Article II.

      Section 2.12 Withholding Rights. The Paying Agent, on behalf of the Surviving Corporation, shall be entitled to deduct and withhold from the Merger Consideration or Option Share Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Options, respectively, such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law, including, without limitation, withholdings required in connection with payments in respect of Company Stock Options held by employees of the Company. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid as Merger Consideration or Option Share Merger Consideration to the holder in respect of which such deduction and withholding was made.

      Section 2.13 Fees and Expenses of the Paying Agent. The Surviving Corporation shall pay all fees and expenses of the Paying Agent.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as otherwise set forth in any document filed by the Company with the Securities and Exchange Commission ("SEC") (such document, a "Company SEC Document") or in the disclosure schedule delivered by the Company to the Buyer prior to the execution of this Agreement and attached hereto, ("Company Disclosure Schedule"), the Company hereby represents and warrants to the Buyer and Merger Sub as follows:

      Section 3.1 Organization and Standing. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties make such qualification or licensing necessary, except in each case where the failure to be so qualified or licensed would not reasonably be expected to have individually or in the aggregate a Company Material Adverse Effect. The Company has made available to the Buyer prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation, by-laws and equivalent organizational documents of its Subsidiaries, in each case, as amended to the date hereof. Such certificates of incorporation, by-laws and equivalent organizational documents are in full force and effect. For the purposes of this Agreement, the term "Company Material Adverse Effect" means a material adverse effect (a) on the assets, business, results of operations, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) on the ability of the Company to consummate the transactions contemplated by this Agreement and Related Agreements.

      Section 3.2 Subsidiaries. Section 3.2 of the Company Disclosure Schedule is a true, accurate and complete list of all of the Subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary (a) have been duly authorized, validly issued and are fully paid and nonassessable, (b) are owned, directly or indirectly, by the Company, free and clear of all pledges, claims, liens, taxes, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Encumbrances") and (c) are free of any other restrictions (including any restrictions on the right to vote, sell, transfer or otherwise dispose of such capital stock or other ownership interests). Except for the capital stock or ownership interest in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity (other than marketable securities and other short-term investments). No Subsidiary of the Company has outstanding any securities convertible into or exchangeable for any shares of its capital stock or ownership interest, and there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, transfer or voting of any securities of the Company's Subsidiaries. For purposes of this Agreement, the term "Subsidiary", with respect to a person, means any corporation, limited liability company, partnership, trust or unincorporated organization of which securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or other governing body performing similar functions with respect to such corporation, limited liability company, partnership, trust or unincorporated organization (or, if there are no such voting interests, 50% or more of the equity interests of which) are directly or indirectly owned or controlled by such person or by any one or more of its Subsidiaries.

      Section 3.3 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consisted of 100,000,000 shares of Company Common Stock, and 10,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). As of the date hereof, 7,839,338 shares of Company Common Stock are issued and outstanding and no shares of Company Preferred Stock are issued and outstanding. As of the date hereof, there are 2,111,867 shares of Company Common Stock reserved for issuance upon exercise of the outstanding Company Stock Options and Company Stock Warrants. Except for (a) 160,662 shares of Company Common Stock to be distributed pursuant to the Bankruptcy Proceedings, (b) warrants to purchase 19,494 shares of Company Common Stock to be distributed pursuant to the Company's Bankruptcy Proceedings, (c) Company Stock Warrants representing the right to purchase 1,454,190 shares of Company Common Stock and (d) Company Stock Options representing the right to purchase 657,677 shares of Company Common Stock, there are no options, warrants, convertible securities or other rights, or agreements, arrangement, claims or other commitments of any type relating to the issuance, sale or transfer of any shares of capital stock, or other equity interests in, the Company or any of its Subsidiaries. Each outstanding share of capital stock of the Company is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. The Company has no authorized or outstanding bonds, debentures, notes or other obligations or securities, the holders of which have the right to vote with the shareholders of the Company on any matter. Other than Company Stock Warrants to purchase 473,684 shares of Company Common Stock having an exercise price of $0.01 per share, none of the Options has an exercise price of less than $6.

      Section 3.4 Authority and Enforceability. Prior to the Company's execution of this Agreement, the Company had all requisite corporate power and authority to enter into this Agreement and the Related Agreements and, to consummate the transactions contemplated hereby, (subject to the Company Shareholder Approval) and thereby. The execution and delivery of this Agreement and the Related Agreements by the Company at the time of execution and delivery and the consummation by the Company of the transactions contemplated hereby (subject to Company Shareholder Approval) and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company (other than the Company Shareholder Approval with respect to this Agreement) is necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement and the Related Agreements have been duly executed and delivered by the Company at the time of execution and delivery and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

      Section 3.5 Conflicts, Consents and Approvals. Except as set forth in
Section 3.5 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and the Related Agreements at the time of execution and delivery and the consummation of the transactions contemplated hereby and thereby will not:

            (a) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Company or any of its Subsidiaries;

            (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party or the giving of notice to any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify, impose any monetary or other economic penalty or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other licenses (except with respect to consents or approvals with the FCC, State PUCs or Municipal Franchising Authorities referred to in subsection (d) below), contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party, the result of which individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect;

            (c) violate any order, writ, injunction, decree, statute, rule or regulation (except with respect to consents or approvals with the FCC, State PUCs or Municipal Franchising Authorities referred to in subsection (d) below) applicable to the Company or any of its Subsidiaries, except where any such violation would not reasonably be expected to have individually or in the aggregate a Company Material Adverse Effect; or

            (d) require any consent or approval of or registration or filing by the Company or any of its affiliates with, any third party or any governmental agency or regulatory authority (each, a "Governmental Entity") which has not been received or made except for (i) any such consent or approval of or registration or filing with the Federal Communications Commission ("FCC"), any state public service or public utilities commission (each, a "State PUC"), and any municipal franchising authority (each, a "Municipal Franchising Authority") having regulatory authority over the business of the Company or its Subsidiaries as conducted in any given jurisdiction, (ii) the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws and (iii) any other consent or approval of or registration or filing which if not obtained or made could not reasonably be expected to have a Company Material Adverse Effect.

      Section 3.6 SEC Reports.

            (a) The Company has timely filed with the SEC all required reports, filings, registration statements and other documents to be filed by it with the SEC since January 1, 2000, except as set forth in Section 3.6(a) of the Company Disclosure Schedule or where the failure to have timely filed has not had and could not reasonably be expected to have a Company Material Adverse Effect.

            (b) As of its filing date, or as amended or supplemented prior to the date hereof, each Company SEC Document complied as to form in all respects with the applicable requirements of the Securities Act and the Exchange Act, except as set forth in Section 3.6(b) of the Company Disclosure Schedule or where the failure to so comply has not had and could not reasonably be expected to have a Company Material Adverse Effect.

            (c) No Company SEC Document, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (d) No Subsidiary is required to file any form, report or other document with the SEC.

            (e) The Company has heretofore made available to the Buyer a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

      Section 3.7 Financial Statements; Liabilities.

            (a) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Documents complied as to form, was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis through the period indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and its consolidated results of operations and changes in financial position for the respective periods then ended (subject, in the case of unaudited statements, to the absence of certain footnote disclosures).

            (b) Except as set forth in Section 3.7(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have no liabilities or obligations of any kind whatsoever, whether known or unknown, asserted or unasserted, accrued, contingent, absolute, determined, determinable or otherwise, in each case, other than (i) liabilities or obligations disclosed on the face of (rather than in any notes thereto) the most recent consolidated balance sheet (rather than in any notes thereto) for the Company and its Subsidiaries included in the Company SEC Documents; (ii) liabilities or obligations incurred in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law) since the date of the most recent consolidated balance sheet for the Company and its Subsidiaries included in the Company SEC Documents; and
(iii) liabilities or obligations, the existence of which, individually or in the aggregate, could not have a Company Material Adverse Effect.

            (c) Except as set forth in Section 3.7(c) of the Company Disclosure Schedule, the Company and its Subsidiaries have no Indebtedness for borrowed money.

      Section 3.8 Disclosure Documents.

            (a) Each document required to be filed by the Company with the SEC in connection with the Merger, including, without limitation, the proxy statement or information statement of the Company (the "Company Proxy Statement"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will comply in all material respects with the provisions of applicable federal securities laws.

            (b) At the time the Company Proxy Statement, including any amendment or supplement thereto, is first mailed, published or given to shareholders of the Company and at the time of the meeting of the Company's shareholders convened for the purpose of approving the Merger (the "Company Shareholders Meeting"), the Company Proxy Statement as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 3.9 Compliance with Applicable Laws.

                  Except as set forth in Section 3.9 of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, obligation or regulation of any Governmental Entity (including without limitation, the (i) Communications Act of 1934, as amended, (ii) the rules, regulations and policies of the FCC and State PUCs, (iii) any and all Universal Service Fund obligations, and (iv) the Communications Assistance to Law Enforcement Act) except where any such violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its assets and to carry on its business as now conducted (including, without limitation, those required pursuant to Environmental Laws (as defined in Section 3.11(a)), and there has occurred no default or limitation, or an event which, with notice or lapse of time or both, would constitute a default or limitation, with respect to any such Permit, except for the lack of Permits and for defaults or limitations under Permits which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have complied and are in compliance with the terms of the Permits and all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries which could reasonably be expected to have a Company Material Adverse Effect is pending or to the best knowledge of the Company threatened, nor has any Governmental Entity indicated an intention to conduct the same.

      Section 3.10 Communication Licenses. The Company and its Subsidiaries are the authorized legal holders or otherwise have rights to all Permits issued by the FCC, State PUCs or any other Governmental Entity that regulates telecommunications in each applicable jurisdiction held by the Company or its Subsidiaries (collectively, "Communications Licenses"), and the Communications Licenses constitute all of the licenses from the FCC, the State PUCs or any other Governmental Entity that regulates telecommunications in each applicable jurisdiction that are necessary or required for or used in the operation of the businesses of the Company and its Subsidiaries as now conducted other than any such licenses from any Municipal Franchising Authority or similar Governmental Entity the absence of which would not result in any fines, penalties or other losses in excess of $5,000 individually or $100,000, in the aggregate and which are obtained in the ordinary course of business. All the Communications Licenses were duly obtained and are valid and in full force and effect, unimpaired by any material condition, except those conditions that may be contained within the terms of such Communications Licenses. As of the date of this Agreement, no action by or before the FCC, any State PUC or any other Governmental Entity that regulates telecommunications in each applicable jurisdiction is pending or, to the best knowledge of the Company, threatened in which the requested remedy is
(i) the revocation, suspension, cancellation, rescission or modification or refusal to renew any of the Communications Licenses, or (ii) material fines and/or forfeitures. As of the date of this Agreement, the Universal Service Administration Company has not initiated any inquiries, audits or other proceedings against the Company or its Subsidiaries and, to the knowledge of the Company, no such actions are threatened which, in each case, could result in fines, penalties or other losses in excess of $5,000 individually or $100,000, in the aggregate, if not cured or otherwise responded to in the ordinary course of business.

      Section 3.11 Environmental Matters.

            (a) The businesses of each of the Company and its Subsidiaries are being and have been conducted in compliance in all respects with all applicable federal, state, local and foreign statutes, laws, ordinances, rules, orders and regulations and all common law concerning human health and safety or pollution or protection of the environment (collectively, "Environmental Law"), except for instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

            (b) Except as described in Section 3.11(b) of the Company Disclosure Schedule, (i) the Company and its Subsidiaries are not subject to any litigation related to, and have not received any notice, report or other information regarding any violation of or any liabilities (contingent or otherwise) or obligations arising under, any Environmental Law with respect to any of the current or past operations of the Company or any of its Subsidiaries, or any of the currently or formerly owned, leased or used property, facilities or assets of the Company or any of its Subsidiaries; (ii) the Company and its Subsidiaries have no liability relating to Environmental Law, and neither the Company nor any of its Subsidiaries nor any other person has caused or taken any action that will result in any liability or obligation on the part of the Company or any of its Subsidiaries relating to Environmental Law, including without limitation (A) the environmental conditions on, under, or about the real property or other properties, facilities or assets currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries or (B) the past or present use, management, handling, transport, treatment, generation, storage, disposal, arrangement for or permitted disposal, or release of, or exposure to, any Hazardous Materials; (iii) neither the Company nor any of its Subsidiaries is subject to any outstanding order from, or contractual or other obligation with, investigation by, any Governmental Entity or other person in respect of which the Company or any of its Subsidiaries may be required to incur costs arising from the release or threatened release of a Hazardous Material;
(iv) neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or become subject to any liability or obligation of any other person relating to Environmental Laws, other than the obligations to comply with Environmental Laws in the operation of the Company and its Subsidiaries in the ordinary course of business; and (v) the Company has furnished or made available to Buyer all environmental audits, reports and other material environmental documents relating to its or its Subsidiaries' (or their respective affiliates' or predecessors') past or current properties, facilities or operations which are in its possession or under its reasonable control. "Hazardous Material" shall mean any substance or material that is classified or regulated as "hazardous" or "toxic" or similar designation, or otherwise subject to imposition of liability, pursuant to any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum and urea-formaldehyde insulation.

      Section 3.12 Network Facilities.

            (a) Section 3.12(a) of the Company Disclosure Schedule sets forth the following information relating to the network of the Company and its
Subsidiaries: (i) all switches and switch locations of the Company and its Subsidiaries, (ii) all material inventory of the Company and its Subsidiaries,
(iii) a description of fibers and fiber miles owned or leased by the Company and its Subsidiaries, and (iv) for the IP backbone of the Company and its Subsidiaries, route and circuit type and (v) any pending asset, sale of any of the foregoing. The information provided in Section 3.12(a) of the Company Disclosure Schedule is accurate and complete in all material respects; provided, however, that the operation of the network of the Company and its Subsidiaries is subject to embedded software owned by third parties and licensed to the Company or its Subsidiaries, as to which (unless indicated otherwise in Section 3.12(a) of the Company Disclosure Schedule) the Company has valid licenses that will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement. The Company shall provide the Buyer with correct and complete copies of all leases with respect to the network of the Company and its Subsidiaries.

            (b) Each of the network facilities described in Section 3.12(a) of the Company Disclosure Schedule is working, functional, fit for the purpose intended and has been maintained, subject to ordinary wear and tear.

            (c) Section 3.12(c) of the Company Disclosure Schedule sets forth the capital expenditure budget of the Company and its Subsidiaries that is necessary and appropriate in their ordinary course of business so that the representation and warranty made in Section 3.12(b) remains true and accurate through the effective date of the Company Shareholder Approval.

      Section 3.13 Material Contracts.

            (a) Section 3.13 of the Company Disclosure Schedule sets forth a correct and complete list of all Material Contracts to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound. True and complete copies of all written Material Contracts have been delivered or made available to the Buyer by the Company. For the purposes of this Agreement, "Material Contracts" mean any written or oral lease, license, contract, agreement or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound (other than this Agreement and the Related Agreements) involving the exchange of goods or services or payments by or receipts to the Company in excess of $500,000 per annum or that is otherwise material to the business, financial position or results of operations of the Company or any Subsidiary or the ability to consummate the transactions contemplated by this Agreement and the Related Agreements; including, without limitation, (i) any agreements related to the provision of co-location services and (ii) agreements with Level 3 Communications, Inc. (the "Level 3 Agreements") with respect to the right to provide remote access service to the Company's customers and related transition services agreement.

            (b) Except as set forth in Part I of Section 3.13(b) of the Company Disclosure Schedule, each Material Contact is valid, binding and enforceable and in full force and effect, and neither the Company nor any of its Subsidiaries is or to the best knowledge of the Company is alleged to be in breach of or default thereunder, and no other party is alleged by the Company or any of its Subsidiaries to be in breach of or default thereunder, and no event has occurred which (whether with or without notice or lapse of time or both) would constitute such a breach or default or would permit termination, modification or acceleration thereunder, in each case, except for any such breach or default which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Part II of
Section 3.13(b) of the Company Disclosure Schedule and for such month-to-month contracts which expire or are terminated in accordance with their terms, each Material Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Effective Time, subject to the receipt of required consents as set forth in Section 3.5 of the Company Disclosure Schedule. The Company and its Subsidiaries have performed all of their respective material obligations under the Level 3 Agreement and have received payments due to date under the Level 3 Agreements with respect to such performance.

      Section 3.14 Related Party Transactions. Neither the Company nor any Subsidiary of the Company or any of their respective officers with a title of Senior Vice President or higher (a) owns any direct or indirect material interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has a material right to participate in the profits of, any person which is (i) an actual or potential competitor, supplier, customer, landlord, tenant, of the Company or any Subsidiary or (ii) a participant in any transaction (including a loan transaction, other than employee advances in the ordinary course of business) to which the Company or any Subsidiary is a party, except an interest of less than one percent (1%) of the outstanding capital stock of any public company, or (b) is a party to any contract or agreement with the Company or any Subsidiary for provisions of goods or services other than an employment contract with the Company or any Subsidiary.

      Section 3.15 ERISA.

            (a) Section 3.15(a) of the Company Disclosure Schedule lists each Employee Benefit Plan that Company or any of its Subsidiaries maintains, to which Company or any of its Subsidiaries contributes or has any obligation to contribute, or with respect to which the Company or any of its Subsidiaries has any liability.

            (b) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and other applicable laws.

            (c) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

            (d) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments due for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

            (e) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination or in the case of a "prototype plan" is subject to an opinion letter from the Internal Revenue Service (that takes into account the changes required by GUST) that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination or opinion letter that reasonably could adversely affect the qualified status of any such Employee Benefit Plan.

            (f) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. The Company has no direct or indirect liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

            (g) The Company has delivered or made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter or opinion letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and made available all related plan documents, trust agreements, insurance contracts, and other funding arrangements that implement each such Employee Benefit Plan.

            (h) Neither Company nor any of its Subsidiaries contributes to, has any obligation to contribute to, or has any liability under or with respect to any Employee Pension Benefit Plan that is a "defined benefit plan" (as defined in ERISA Section 3(35)).

            (i) Neither Company, nor any of its Subsidiaries contributes to, has any obligation to contribute to, or has any liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

            (j) Neither Company nor any of its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees (or any spouse or other dependent thereof) of Company or any of its Subsidiaries or of any other Person other than in accordance with COBRA.

            (k) Except as provided in Section 3.15(k) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Employee Benefit Plan.

      Section 3.16 Labor Relations. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining or other labor union agreement, contract or other understanding with a labor union or labor organization applicable to persons employed by the Company or any of its Subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is delinquent in any material respect in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other compensation for any services. As of the date of this Agreement, (a) there is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or to the knowledge of the Company threatened which may interfere with the respective business activities of the Company or any of its Subsidiaries, (b) neither the Company nor any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, (c) except as set forth on Section 3.16 of the Company

Disclosure Schedule, no charge or complaint against the Company or any of its Subsidiaries with respect to employment practices by or on behalf of any employee or other individual or any Governmental Entity (including the National Labor Relations Board or any comparable governmental agency) is pending or to the knowledge of the Company threatened that could reasonably be expected to have a Company Material Adverse Effect, and (d) no termination of employees of the Company and its Subsidiaries which could require reporting under the federal Worker Adjustment and Retraining Notification Act of 1988 has been effected.

      Section 3.17 Real Estate.

            (a) Section 3.17(a) of the Company Disclosure Schedule lists the address and legal description of each parcel of real property owned by the Company or any Subsidiary (the "Owned Real Property"). Except as otherwise disclosed in Section 3.17(a) of the Company Disclosure Schedule, the Company or its applicable Subsidiary has good and marketable indefeasible fee simple title in and to all of the Owned Real Property subject to no liens, encroachments, encumbrances, claims, leases, rights of possession or other defects in title (collectively, "Liens") except for Permitted Liens.

            (b) Section 3.17(b) of the Company Disclosure Schedule lists all leases, subleases and other occupancy agreements in effect as of the date hereof (the "Leases") for real property (the "Leased Real Property", collectively with the Owned Real Property, the "Real Property") to which the Company or any of its Subsidiaries is a party. The Company or its applicable Subsidiary has a good and valid leasehold interest in and to all of the Leased Real Property under which it is a tenant or lessee, subject to no Liens except for Permitted Liens. Each Lease is in full force and effect and is enforceable in accordance with its terms as of the date hereof and, except as disclosed in Section 3.17(b) of the Company Disclosure Schedule, will continue to be in full force and effect and enforceable in accordance with its terms as of the effective date of the Company Shareholder Approval. Except as disclosed in Section 3.17(b) of the Company Disclosure Schedule, to the best knowledge of the Company, there exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Lease in a manner which, individually or in the aggregate, would have a Company Material Adverse Effect. The Company has previously delivered or provided access to the Buyer true, complete, and correct copies of all the Leases. Except as described in Section 3.17(b) of the Company Disclosure Schedule, (i) no consent, waiver, approval or authorization by a landlord is required under any Lease as a result of the execution of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, provided, however, that with respect to co-location agreements and right of entry agreements entered in the ordinary course of business, no consent, waiver, approval or authorization by a landlord is required except as, individually or in the aggregate, would not have a Company Material Adverse Effect; (ii) except as set forth in Section 3.17(b)(ii) of the Company Disclosure Schedule, no security deposit or portion thereof deposited with respect to any Lease in an amount in excess of $100,000 has been applied or is reasonably expected to be applied in respect of a breach or default under such Lease which has not been redeposited in full; (iii) neither the Company nor any Subsidiary owes, or will owe in the future, any brokerage commissions or finder's fees with respect to any Lease in an amount in excess of $100,000 in the aggregate; (iv) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, the Company or any Subsidiary; (v) the Company or Subsidiary has not subleased, licensed or otherwise granted any person the right to use or occupy such Leased Real Property or any portion thereof other than pursuant to co-location rights granted in the ordinary course of business; and (vi) the Company or Subsidiary has not collaterally assigned or granted any other security interest in any Lease or any interest therein.

            (c) The Real Property constitutes all of the real property owned, leased, occupied or otherwise used in connection with the business of the Company and its Subsidiaries. Except as disclosed in Section 3.17(c) of the Company Disclosure Schedule, other than the Company and its Subsidiaries and, with respect to co-location agreements entered into in the ordinary course of business, the parties to such agreements, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. The Real Property and all plants, buildings and improvements located thereon conform in all material respects to all applicable building, zoning and other laws, ordinances, rules and regulations. All permits, licenses and other approvals necessary to the current occupancy and use of the Real Property have been obtained and are in full force and effect except as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. There exists no violation by the Company or any of its Subsidiaries of any such permit, license or other approval or any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property except for any violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each of the Owned Real Property and Leased Real Property subject to a Lease that constitutes a Material Contract is in good condition and repair and is sufficient and appropriate for the conduct of the business of the Company and its Subsidiaries, ordinary wear and tear excepted. There is no pending or to the knowledge of the Company threatened condemnation proceedings affecting any material portion of the Real Property. Except as disclosed in Section 3.17(c) of the Company Disclosure Schedule, there are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Real Property, any portion thereof or interest therein, other than co-location agreements entered into in the ordinary course of business and other than any such options or rights held by the Company or any of its Subsidiaries with respect to real property of third parties. Except as disclosed in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is obligated to purchase any Real Property.

      Section 3.18 Insurance. Section 3.18 of the Company Disclosure Schedule contains a complete and correct list and description (including the name of the insurer(s), name of the insured(s), amount of coverage, type of coverage, deductible amounts and significant exclusions) of all material insurance policies maintained (excluding group life insurance provided by the Company to its employees and collision insurance on any motor vehicles owned or leased by the Company but including directors' and officers' liability insurance) by or on behalf of the Company and its Subsidiaries, including policies that have expired (the "Expired Policies") but have been renewed by the Company but in respect of which the Company has not yet received a new policy (the "Replacement Policies"); provided, that any Replacement Policy shall not contain any significant exclusions that are materially more adverse to the Company than those contained in the Expired Policy. The Company has made available to the Buyer complete and correct copies of all such policies together with all riders and amendments thereto. Except as noted in Section 3.18 of the Company Disclosure Schedule, such policies are valid and in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respect with the terms and provisions of such policies and have no liability relating thereto. Except as noted in Section 3.18 of the Company Disclosure Schedule or otherwise agreed to by the Buyer, none of the insurance policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the execution, delivery or performance of this Agreement and the Related Agreements by the Company or the consummation of the transactions contemplated hereby or thereby.

      Section 3.19 Taxes. Except as provided on the Company Disclosure Schedule,

            (a) Each of the Company and its Subsidiaries has filed all material federal, state, local and foreign tax returns (including combined, consolidated or unitary returns), reports and statements, including any schedule or attachment thereto, ("Tax Returns") that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid, except as set forth in Section 3.19(a) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return, except as set forth on Section 3.19(a) of the Company's Disclosure Schedule. Except for Liens for Taxes being repaid under the Bankruptcy Proceedings, there are no Liens for Taxes (other than Taxes not yet due and payable or delinquent) upon any of the assets of the Company or any of its Subsidiaries.

            (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

            (c) Except as set forth on Section 3.19(c) of the Company's Disclosure Schedule, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries. Except as set forth on
Section 3.19(c) of the Company's Disclosure Schedule, neither the Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries. Section 3.19(c) of the Company Disclosure Schedule lists each jurisdiction in which the Company or any of its Subsidiaries is required to file Tax Returns as of December 31, 2003, indicates those Tax Returns that have been audited since October 10, 2002, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered or made available to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries filed or received since December 31, 1998.

            (d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except as set forth on Section 3.19(d) of the Company's Disclosure Schedule.

            (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662. Neither the Company nor any of its Subsidiaries has engaged in a "listed transaction" within the meaning of section 6012 of the Code.

            (f) Section 3.19(f) of the Company Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (ii) below, with respect to each of the Subsidiaries) as of December 31, 2002: (i) the basis of the Company or Subsidiary in its assets; (ii) the basis of the shareholder(s) of the Subsidiary in its stock (or the amount of any excess loss account); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary, and any limitations with respect to the use thereof; and (iv) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any intercompany transaction.

            (g) Neither the Company nor any of its Subsidiaries has distributed stock of another person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code section 355 or 361.

         For the purposes of this Agreement, the term "Tax" or "Taxes" means all
(i) United States federal, state or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest; (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; and (iii) any liability for the payment of any amount of a type described in clause (i) or clause (ii) as a result of any obligation to indemnify or otherwise assume or succeed to the liability of any other person.

      Section 3.20 Intellectual Property. Section 3.20 of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company's and its Subsidiaries' United States and foreign (a) patents and patent applications, if any, (b) registered and material unregistered trademarks and service marks and pending trademark or service mark registration applications, (c) domain name registrations, and (d) registered copyrights, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). All registered trademarks, patents and registered copyrights are currently in material compliance with all legal requirements of the applicable registration authority (including the timely post-registration filing or affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to patents) are not subject to any maintenance fees or actions falling due within 120 days after the date hereof. Except as set forth in Section 3.20 of the Disclosure Schedule, (i) no trademark or service mark is currently involved in any opposition or cancellation proceeding and to the best knowledge of the Company no such action has been threatened in writing with respect to any such trademarks or service marks or trademark or service mark registration applications, (ii) to the best knowledge of the Company, no trademarks, service marks, patents or patent applications of any third party infringe upon the Company's registered trademarks or service marks, patents or patent applications except for any such infringements which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and (iii) to the best knowledge of the Company, no claim has been asserted to the Company that the conduct of the Company and its Subsidiaries infringe upon or misappropriate the intellectual property rights of any third party except for any infringement or misappropriation which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

      Section 3.21 Litigation. Except as set forth in Section 3.21 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or to the knowledge of the Company threatened against the Company of any of its Subsidiaries or its or their properties which could have a Company Material Adverse Effect.

      Section 3.22 Customers and Suppliers. Except as set forth in Section 3.22 of the Company Disclosure Schedule, since March 31, 2004 through the date hereof, the Company and its Subsidiaries have not received any notice to, and, to the best knowledge of the Company, do not know of any party that intends to, terminate, cancel, curtail or change any Material Contract or the business relationship of the Company or any Subsidiary with any of their customers or significant equipment or maintenance supplier other than notices with respect to matters arising in the ordinary course of business.

      Section 3.23 Business Combination and Takeover Statutes. Prior to the date hereof, the board of directors of the Company has taken all actions necessary or advisable to exempt the execution, delivery or performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby under or make any of the foregoing actions not subject to
Section 203 of the DGCL or any other takeover law or law that purports to limit or restrict business combinations or the ability to acquire or vote shares.

      Section 3.24 Board Recommendation. As of the date hereof, the board of directors of the Company has recommended, and such recommendation has not been rescinded, that the shareholders of the Company vote for adoption of this Agreement.

      Section 3.25 Voting Requirements. The affirmative vote at a shareholders' meeting of the Company or by written consent of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement.

      Section 3.26 Brokers. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreements based upon arrangements made by or on behalf of the Company.

      Section 3.27 Opinion of Financial Advisor. The Company has received an opinion of Lehman Brothers, dated as of the date hereof, that the Merger Consideration is fair, from a financial point of view, to the holders of shares of the Company Common Stock.

      Section 3.28 Weekly Forecasts. The Company has delivered to the Buyer (i) weekly projections and forecasts of cash receipts and disbursements for the Company and its Subsidiaries through December 31, 2004 (the "Weekly Forecasts"), and (ii) an accounts payable aging report as of July 9, 2004 (the "Payables Report") attached hereto as Schedule B. The Weekly Forecasts have been prepared in good faith based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Company of the results of operations and other information projected therein. To the best knowledge of the Company, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections..

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB

      The Buyer and Merger Sub each hereby represents and warrants to the Company as follow:

      Section 4.1 Organization and Standing. Each of the Buyer and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the respective jurisdictions in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now conducted. Each of the Buyer and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing in such jurisdiction, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect. The Buyer has made available to the Company prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws and equivalent organizational documents, in each case as amended to the date hereof, of the Buyer and Merger Sub. Such certificate of incorporation, by-laws and equivalent organizational documents are in full force and effect. For the purposes of this Agreement, the term "Buyer Material Adverse Effect" means a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Related Agreements.

      Section 4.2 Authority and Enforceability. Prior to the Buyer's and Merger Sub's execution of this Agreement, each of the Buyer and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by the Buyer and Merger Sub and the consummation by the Buyer and Merger Sub of the transactions contemplated by this Agreement and the Related Agreements have been duly authorized by all necessary corporate action on the part of the Buyer and the Merger Sub, and no other corporate proceedings on the part of the Buyer or Merger Sub are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement and the Related Agreements have been duly executed and delivered by the Buyer and Merger Sub, assuming the due authorization, execution and delivery by the Company, constitute a valid and binding obligation of the Buyer and Merger Sub, enforceable against the Buyer and Merger Sub in accordance with their respective terms.

      Section 4.3 Conflicts, Consents and Approvals. The execution and delivery by the Buyer and Merger Sub of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

            (a) violate any provision of the certificate of incorporation or by-laws (or equivalent organization documents) of the Buyer or Merger Sub;

            (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party or the giving of notice to any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify, impose any monetary or other economic penalty or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Buyer or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or trust, intellectual property or other licenses (except with respect to consents or approvals with the FCC, State PUCs or Municipal Franchising Authorities referred to in subsection (d) below), contract, undertaking, agreement, lease or other instrument or obligation to which the Buyer or the Merger Sub is a party;

            (c) violate any order, writ, injunction, decree, statute, rule or regulation (except with respect to consents or approvals with the FCC, State PUCs or Municipal Franchising Authorities referred to in subsection (d) below), applicable to the Buyer or Merger Sub, except where any such violation would not reasonably be expected to have individually or in the aggregate a Buyer Material Adverse Effect; or

            (d) except as contemplated by this Agreement or the Related Agreements, require any consent or approval of or registration or filing by the Buyer or Merger Sub or any of their affiliates with, any third party or any Governmental Entity, which has not been received or made, except for (i) any such consent or approval of or registration or filing with the FCC, any State PUC, or any Municipal Franchising Authority having regulatory authority over the business of the Buyer or Merger Sub as conducted in any given jurisdiction, (ii) the requirements of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws and (iii) any such consent or approval of or registration or filing which if not obtained or made could not reasonably be expected to have a Buyer Material Adverse Effect.

      Section 4.4 Compliance. Neither the Buyer nor Merger Sub is in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to the Buyer or Merger Sub or by which any property or asset of Buyer or Merger Sub is bound or affect, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer or Merger Sub is a party or by which Buyer or Merger Sub or any property or asset of Buyer or Merger Sub is bound or affected, except for any such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

      Section 4.5 Voting Required. The approval of the Buyer, as the sole shareholder of the Merger Sub, is the only vote of the holders of any class or series of the Merger Sub's capital stock necessary to adopt this Agreement.

      Section 4.6 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreements based upon arrangements made by or on behalf of the Buyer or Merger Sub.

      Section 4.7 Ownership of Company Common Stock. As of the date of this Agreement, neither the Buyer nor any of its Subsidiaries nor, to the best of their knowledge, any of their affiliates or associates (as such terms are defined under the Exchange Act) (A) beneficially owns, directly or indirectly or
(B) is party to any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of, in case of either (A) or (B), shares of Company Common Stock, other than the Lock Up Agreement.

      Section 4.8 Compliance with Applicable Laws. The Buyer and the Merger
Sub have complied with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity (other than the FCC and State PUCs) in connection with the execution and delivery of this Agreement, the Related Agreements and the Lock Up Agreement except where any such violation would not have or be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to the Buyer and the Merger Sub is pending or, to the knowledge of the Buyer and the Merger Sub, threatened, nor has any Governmental Entity made any inquiry or indicated an intention to conduct any investigation of the Buyer and the Merger Sub.

      Section 4.9 Capitalization of the Surviving Corporation. Assuming (a) the transactions contemplated by this Agreement are consummated, (b) the Company does not breach any of its representations, warranties, covenants or other agreements in under this Agreement or the Related Agreements and (c) the Company is in substantial compliance with the Weekly Forecasts, the Buyer reasonably believes, as of the date hereof, that the Surviving Corporation and its Subsidiaries, as of the Closing Date, will not have unreasonably small capital and will be able to satisfy their debts as such debts become due in the ordinary course of business.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 5.1 Conduct of Business Pending the Merger. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice (subject to such departures therefrom as may be recommended by the Manager under the Interim Management Agreement or as may be otherwise agreed to by the Buyer and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, licenses and authorizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time; provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of any of the foregoing requirements if they are unable to comply solely by reason of their distressed financial condition or other reason outside of their control. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, unless recommended by the Manager under the Interim Management Agreement or otherwise agreed to by the Buyer:

            (a) except to the extent required to comply with its obligations hereunder or required by law, amend or otherwise change its certificate of incorporation, by-laws or equivalent organizational documents, or merge or consolidate with any person;

            (b) except for the issuance of up to 160,662 shares of Company Common Stock to be held in trust for the interests of holders of unresolved claims in the Bankruptcy Proceedings, issue or sell, or authorize the issuance or sale of (i) any shares of capital stock of any class of the Company or any of its Subsidiaries or (ii) any options, warrants or other convertible securities of the Company or any of its Subsidiaries (excluding the grant of Options as previously disclosed by the Company to Buyer prior to the date of this Agreement, such as the Company Stock Options);

            (c) declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent);

            (d) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of the Company Common Stock upon the exercise of the Company Stock Options or Company Warrants;

            (e) except for the issuance of up to 160,662 shares of Company Common Stock to be held in trust for the interests of holders of unresolved claims in the Bankruptcy Proceedings, issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock (other than any issuance, sale or delivery thereof required upon exercise of any Company Stock Options or Company Warrants), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

            (f) acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any assets (other than equipment and other similar assets necessary to operate the businesses of the Company and its Subsidiaries in the ordinary course and consistent with past practice);

            (g) except for (i) Indebtedness to the Buyer and Merger Sub under the Interim Credit Agreement or this Agreement and (ii) from and after the effective date of the Company Shareholder Approval, so long as no default or event of default exists under the Interim Credit Agreement, Indebtedness for money borrowed from third parties in replacement of funds that otherwise constitute Available Cash (as defined in the Interim Credit Agreement) but that the Buyer has failed to provide under the Interim Credit Agreement (in an amount not to exceed the aggregate amount of Available Cash requested by the Company that the Buyer has failed to fund under the Interim Credit Agreement), incur any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, or enter into or amend any contract, agreement, commitment or arrangement to effectuate any prohibited matter set forth in this Section 5.1(g);

            (h) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than any Lien securing the Indebtedness to the Buyer under the Interim Credit Agreement), abandon or otherwise dispose of any of the properties or assets of the Company or any of its Subsidiaries, except (i) immaterial sales of assets in the ordinary course of business or (ii) sales of assets pursuant to the network consolidation plan which has previously been disclosed to Buyer; provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 5.1(h) if, by reason of their financial distress or other reason outside of their control, an involuntary Lien is placed on any of their assets;

            (i) take any action that will create a requirement to make a filing, registration or application with, or seek the waiver, consent or approval of, the FCC, any State PUC or any other Governmental Entity (collectively, a "Filing") other than in the ordinary course of the operation of the business or the planned exit of markets as previously disclosed to Buyer (including without limitation, the discontinuation of services as currently provided by the Company and its Subsidiaries), provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 5.1(i) by reason of making any Filing which is required by reason of their financial distress or by reason of any other event outside of their control;

            (j) make or agree to make any new capital expenditure or enter into any agreement or arrangements providing for payments which are, individually, in excess of $100,000 or, in the aggregate, in excess of $1,000,000, except in accordance with the Weekly Forecasts and as provided in Section 3.12(c) with respect to the network facilities of the Company and its Subsidiaries other than by reason of repair or replacement of an asset material to the businesses of the Company and its Subsidiaries that is damaged by a casualty event or is otherwise required in connection with exercise of eminent domain or similar action;

            (k) engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business;

            (l) enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred;

            (m) pay or discharge, or cause to be paid or discharged, any Indebtedness of the Company or its Subsidiaries (other than Indebtedness owed to Buyer) provided, however, that the Company may pay (i) regularly scheduled payments of principal and interest on Indebtedness of the type described in clause (a) of the definition thereof and which is listed in Section 3.7(c) of the Company Disclosure Schedule, clause (b) of the definition thereof and which is listed in Section 3.7(b) of the Company Disclosure Schedule as such obligations become due and payable in the ordinary course of business, clause
(c) of the definition thereof and which is listed in Section 3.7(b) of the Company Disclosure Schedule as such obligations become due and payable in the ordinary course of business, clause (d) of the definition thereof and which is listed in Section 3.7(b) of the Company Disclosure Schedule as such obligations become due and payable in the ordinary course of business, and clause (e) of the definition thereof and which is listed in Section 3.7(c) of the Company Disclosure Schedule, as such obligations become due and payable in the ordinary course of business, (ii) scheduled payments under the KERP (as defined below),
(iii) payments for liabilities or obligations as set forth in Section 3.7(b) of the Company Disclosure Schedule as such amounts become due and payable in the ordinary course of business, (iv) payments of trade payables in the ordinary course of business, consistent with recent practice (as evidenced by Payables Report, which is attached hereto as Schedule B), provided, further, that the Company shall deliver to the Buyer weekly reports that sets forth the proposed payment schedule of all payments that exceed $10,000 and shall not make any such payment as to which Buyer shall have given a written objection to the Company no later than 5:00 pm (CST) on the Business Day immediately succeeding the date the Buyer shall have received such weekly report, and provided further that the Buyer shall have the right to have the Buyer Representative attend any daily cash flow meetings of the Company and object to the payment of any amount the Buyer Representative believes in good faith to be outside of the ordinary course of business as to which no such payment shall be made, and (v) following the effective date of the Company Shareholder Approval, involuntary payments pursuant to judicial authority entered into after such date;

            (n) increase the compensation or benefits of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement disclosed on Section 3.15(a) of the Company Disclosure Schedule as in effect on the date of this Agreement to any person;

            (o) make any capital contribution or provide any other additional funding to the ICG Key Employee Trust (the "Trust"), whether or not provided for by the ICG Key Employee Retention Plan in effect as of June 21, 2004 (the "KERP") or amend the KERP, provided, however, that the Company may amend the KERP to make executive officers beneficiaries of the Trust following the effective date of the Company Shareholder Approval and may fund the Trust accordingly in an amount not to exceed $1,174,500 with respect to those executive officer beneficiaries;

            (p) waive, release, grant, transfer or permit to lapse any material rights of value, to which the Company or any of its Subsidiaries has any right on the date of this Agreement other than (i) waivers of rights under this Agreement, the Interim Credit Agreement or the Interim Management Agreement or
(ii) immaterial waivers in the ordinary course of business, provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 5.1(p) if, by reason of their financial distress or other reason outside of their control, a right is lost other than through the volitional act or decision of the Company;

            (q) take any action that would reasonably be expected to have a material adverse impact on the ability of the Company and the Buyer to obtain any material consents of any Governmental Entity necessary in connection with this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby; provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 5.1(q) if, by reason of their financial distress or other reason outside of their control, the Company and its Subsidiaries are financially unable to take an action required by this Section 5.1(q);

            (r) enter into any contract or agreement containing covenants purporting to limit the freedom of the Company or any of affiliates to compete or participate in any line of business or activities in any geographic area;

            (s) terminate, amend, modify or waive any material provision of any Material Contract other than in the ordinary course of business and which would not involve the incurrence by the Company or such Subsidiary of more than an additional $100,000 of obligations over the term of the contract or agreement as so amended or modified or otherwise take or fail to take any action designated in Schedule C with respect to any such contract; provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 5.1(s) if, by reason of their financial distress or other reason outside of their control, the Company and its Subsidiaries do not have the financial ability to take an action required by this section;

            (t) take or fail to take any action objected to or recommended by (as applicable) the Manager and which is within the scope of authority granted to the Manager under the Interim Management Agreement;

            (u) unless otherwise determined by the Company, reasonably and in good faith, to be necessary or appropriate in light of the Company's distressed financial condition and subject to prior notice to the Buyer Representative, make any change in its accounting methods or cash management (including its standards for the acceleration, delay or compromise of payables or receivables) and shall not make any such change to which the Buyer Representative objects based on the Buyer Representative's good faith determination that such change is outside of the ordinary course of business consistent with past practices;

            (v) enter into, or agree to enter into, any contract or agreement
(i) outside the ordinary course of business or (ii) involving payment by the Company or any Subsidiary of more than $100,000 over the term of the contract or agreement, unless (A) the Company has delivered advance written notice to the Buyer Representative of its intention to enter into or agree to enter into such contract or agreement and (B) either (x) the Buyer Representative has notified a Responsible Officer of the Buyer's approval or (y) such contract represents an activity of the Company in the ordinary course of business as contemplated in the Weekly Forecasts which is materially necessary for the Company to comply with applicable law or its obligations under this Agreement;

            (w) purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by the Company or any Subsidiary of the capital stock of each of the Subsidiaries of the Company, (ii) Permitted Investments, (iii) advances and loans among the Company and its Subsidiaries in the ordinary course of business, and (iv) existing Investments as of the date hereof described on Section 5.1(w) of the Company Disclosure Schedule; or

            (x) authorize, commit or agree to take any of the foregoing actions.

      Notwithstanding the foregoing, nothing set forth in this Section 5.1 shall be deemed to restrict the Company's ability to take pay, incur, escrow, or reserve or provide for any fees, costs and expenses of legal counsel, accountants, financial advisors, turnaround management, and other persons identified on Schedule D attached hereto rendering professional services to the Company and its Subsidiaries ("Professional Fees") or to take any action determined by it, reasonably and in good faith, to be in furtherance of the performance of its obligations under this Agreement or the Related Agreements.

      No action or failure to take any action by the Company approved by or in accordance with the recommendations of the Manager under the Interim Management Agreement shall be deemed, and the reasonably foreseeable consequences of such action or inaction shall not be deemed to have resulted in, a breach by the Company of its obligations pursuant to this Section 5.1 or pursuant to Section 6.2, 6.5, 6.6, Section 6.9 or Section 6.10.

      Section 5.2 Advice of Changes

            (a) The Company and the Buyer shall promptly advise the other parties in writing to the extent it has knowledge of any change or event having, or which would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties (prior to the effective date of the Company Shareholder Approval) or the ability of the conditions set forth in Article 7 to be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Related Agreements.

            (b) The Company shall promptly advise the Buyer in writing of its receipt of any notice of, or notice of the intent or request to, terminate, cancel, curtail or change any Material Contract or the business relationship of the Company or any Subsidiary with any of their customers or significant equipment or maintenance supplier outside of the ordinary course of business.

      Section 5.3 Obligations and Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay all of its material obligations promptly and in accordance with their terms and pay and discharge promptly all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, would become a Lien or charge upon such properties or any part thereof, before the same shall become in default; provided, however, that the Company and each Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Company and its Subsidiaries shall have set aside on their books adequate reserves therefor); and provided, further, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed in breach of this Section 5.3 if they are unable to comply solely by reason of their distressed financial condition or other reason outside of their control.

      Section 5.4 Interim Management Agreement. At the effective time of the Company Shareholder Approval, the Company and the Buyer shall enter into one or more management agreements substantially in the form attached hereto as Exhibit C.

      Section 5.5 No Solicitation by the Company.

            (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, or (iii) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or the Related Agreements; provided, that if, at any time prior to obtaining the Company Shareholder Approval (the "Applicable Period"), the board of directors of the Company determines in good faith, after consultation with a nationally reputable financial advisor and its outside legal advisors, that such Company Takeover Proposal could reasonably be expected to result in a Company Superior Proposal (as defined Section 5.5(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 5.5(a), the Company may (x) furnish information with respect to the Company and its Subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) which terms are no more restrictive than those in the Confidentiality Agreement (as defined in Section 6.3) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement or the Related Agreements.

            (b) Except as expressly permitted by this Section 5.5, neither the board of directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by such board of directors or committee of this Agreement or the Merger unless the board of directors of the Company determines in good faith, after consultation with a nationally reputable financial advisor and its outside legal advisors, that the failure to take the foregoing actions would be inconsistent with its fiduciary duties under applicable law, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal (each, a "Company Acquisition Agreement"). Notwithstanding anything in this Agreement to the contrary, in response to a Company Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 5.5(a), the board of directors of the Company may (subject to this and the following sentences and payment of fees under Section 8.3(b)) terminate this Agreement (and concurrently with or after such termination, if it chooses, cause the Company to enter into any Company Acquisition Agreement with respect to any Company Superior Proposal), but only at a time that is during the Applicable Period and is after the fifth Business Day following the Buyer's receipt of written notice advising the Buyer that the board of directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company Common Stock then outstanding or all or substantially all the assets of the Company and its Subsidiaries taken together and otherwise on terms which the board of directors of the Company determines in good faith, upon consideration of the value of consideration, likelihood of consummation of such proposed transaction and other factors, in each case, to be more favorable to the Company's shareholders than the Merger.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.5, the Company shall promptly (i) advise Buyer orally and in writing of any request for information or of any Company Takeover Proposal, and (ii) provide Buyer with a written summary (with updates) of the material terms and condition of any Company Takeover Proposal, which shall include the name of the bidder with respect to such Company Takeover Proposal, unless disclosure of the name of the bidder would violate a confidentiality agreement entered into before the date hereof and by which the Company is bound.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      Section 6.1 Preparation of the Company Proxy Statement; Shareholders Meeting.

            (a) As promptly as practicable after execution of this Agreement and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use all commercially reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the Company's shareholders, the Company Proxy Statement. The Company Proxy Statement shall contain the recommendation of the board of directors of the Company to the Company's shareholders to vote to approve the Merger and approve and adopt this Agreement.

            (b) At the Company Shareholders Meeting, if any, the Company will use its commercially reasonable efforts to solicit from the Company's shareholders proxies in favor of the Merger and, subject to fiduciary requirements of applicable law, will take any other commercially reasonable action necessary or, in the reasonable opinion of the Buyer, advisable to secure any vote or consent of the Company's shareholders required by the DGCL to effect the Merger.

      Section 6.2 Financial Statements, Reports, etc. The Company shall deliver to the Buyer:

            (a) within 90 days after the end of each fiscal year of the Company, the Company's annual report on Form 10-K, as filed with the SEC;

            (b) within 45 days after the end of each of the first three fiscal quarters of the Company, the Company's quarterly report on Form 10-Q, as filed with the SEC;

            (c) commencing with the first fiscal month following the date hereof, as soon as practicable, but in no event later than 15 Business Days after the end of each fiscal month of the Company monthly unaudited balance sheets of the Company and its Subsidiaries, on a consolidated basis, and related statements of earnings and cash flows of the Company and its Subsidiaries, on a consolidated basis, for the prior fiscal month, each monthly unaudited balance sheet (and related statements) certified to its accuracy and correctness by a Financial Officer of the Company;

            (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the SEC, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

            (e) from and after the date hereof through the effective date of the Company Shareholder Approval, not less frequently than weekly, (i) a rolling thirteen-week weekly forecast of the cash receipts and disbursements of the Company and its Subsidiaries, on a consolidated basis, in form and substance consistent with the Weekly Forecasts, and (ii) a report on cash receipts and disbursements showing actual performance for each weekly period reflected in the Weekly Forecasts and variance of actual performance from projected performance in the Weekly Forecasts.

      Section 6.3 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the confidentiality agreement dated March 15, 2004 between Columbia Capital LLC and the Company (the "Confidentiality Agreement"), the Company shall, and shall cause its Subsidiaries, representatives and agents to, afford to the Buyer and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Buyer, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries, representatives and agents to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Buyer may reasonably request.

      Section 6.4 Insurance. The Company shall maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and reasonably satisfactory to the Buyer; provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 6.4 if, by reason of their financial distress or other reason outside of their control, the Company and its Subsidiaries are unable to maintain such insurance.

      Section 6.5 Communications License. The Company shall, and shall cause its Subsidiaries to, maintain the validity of the Communications Licenses and comply in all material respects with all requirements of the Communications Licenses and the rules and regulations of the FCC and State PUCs. The Company shall, and shall cause its Subsidiaries to, use reasonable commercial efforts to (a) refrain from taking any action which may jeopardize the validity of any of the Communications Licenses or result in the revocation, surrender or any adverse modification of, forfeiture of, or failure to renew under regular terms, any of the Communications Licenses, (b) prosecute with due diligence any pending applications with respect to the Communications Licenses, including any renewals thereof, and (c) with respect to Communications Licenses, make all filings and reports and pay all fees necessary or reasonably appropriate for the continued operation of the businesses of the Company and its Subsidiaries, as and when such approvals, consents, permits, licenses, filings, or reports or other authorizations are necessary or appropriate; provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 6.5 if, by reason of their financial distress or other reason outside of their control, the Company and its Subsidiaries are unable to maintain any such Communications Licenses.

      Section 6.6 FCC Applications and State PUC Applications.

            (a) As promptly as practicable after the date hereof and in no event later than three (3) Business Days after the date hereof, the parties hereto shall prepare and file, or cause to be prepared and filed, the necessary application or applications with the FCC seeking the consent of the FCC to the transfer of the permits issued by the FCC to the Company and its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreement (the "FCC Consents"). Each party shall provide the other party with all information necessary for the preparation of such applications on a timely basis, including those portions of such applications which are required to be completed by the first party.

            (b) As promptly as practicable after the date hereof and in no event later than (10) Business Days after the date hereof, the parties hereto shall prepare and file, or cause to be prepared and filed, the necessary application or applications with the State PUCs seeking the consent of the applicable State PUCs to the assignment of the Permits issued or granted by such State PUC to the Company and its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements (the "State PUC Consents"). Each party shall provide the other party with all information necessary for the preparation of such applications on a timely basis, including those portions of such applications which are required to be completed by the first party. In addition, the parties hereto shall cooperate to make any notice filings required in connection with this matter on a timely basis.

      Section 6.7 Delivery of Regulatory Counsel's Opinion. At or prior to the Closing Date, the Company shall provide the Buyer and Merger Sub with an opinion of its regulatory counsel, Swidler Berlin Shereff Friedman, LLP, to the effect that the representations and warranties of the Company set forth in Section 3.10 hereof is true and correct at and as of the effective date of the Company Shareholder Approval and otherwise in a form reasonably acceptable to the Buyer.

      Section 6.8 Landlord Consents and Lease Terminations. The Company shall, and shall cause its Subsidiaries to cooperate with Buyer (at the Buyer's expense) in obtaining (a) lease amendments or consents (but not extensions) to the consummation of the transactions contemplated by this Agreement and the Related Agreements or (b) lease termination agreements or reduction amendments, in each case, with respect to each of the Leases, provided that, prior to Company Shareholder Approval, the Company shall not be obligated to enter into any amendment, consent or other agreement that in each case would require the Company to incur any obligations (including lease termination obligations) or make any payment on terms different than those contained in the existing Lease or contract prior to the Effective Date; and provided, however, that following the effective date of the Company Shareholder Approval, the Company and its Subsidiaries shall not be deemed to be in breach of this Section 6.8, if by reason of their financial distress, the Company and its Subsidiaries are unable to take acts required by this section.

      Section 6.9 Employee Benefit Plans. Promptly upon filing the same with the Department of Labor or Internal Revenue Service, the Company shall furnish to the Buyer a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and annual report (Form 5500, with all required attachments) in respect of each Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Buyer any notice, report or demand sent or received in respect of a Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

      Section 6.10 Environmental Events. The Company shall promptly give notice to the Buyer (i) of any material violation of any Environmental Law that the Company or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Company or any of its Subsidiaries, or the Company's security interests pursuant to the Security Documents and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Company or any of its Subsidiaries, or the Buyer's security interests pursuant to the Security Documents.

      Section 6.11 Notice of Litigation and Judgments. The Company shall give notice to the Buyer in writing within five (5) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries, which could reasonably be expected to have a Company Material Adverse Effect, stating the nature and status of such litigation or proceedings. The Company will give notice to the Buyer, in writing, in form and detail satisfactory to the Buyer, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $50,000.

      Section 6.12 Notice Regarding Contracts. The Company shall use commercially reasonable efforts to keep the Buyer Representative informed of the receipt of any notice of, or notice of any intention to, terminate, cancel, curtail or change any contract involving the payment or receipt by the Company or any Subsidiary of any goods or services with a value in excess of $20,000 monthly or $250,000 in the aggregate, by any customer or significant equipment or maintenance supplier of the Company or any Subsidiary.

      Section 6.13 Commercially Reasonable Efforts; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this
Section 6.6(b) will limit or affect actions permitted to be taken pursuant to
Section 5.5.

      Section 6.14 Indemnification.

            (a) The Parties agree that from and after the Effective Time, the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, costs, expenses (including reasonable attorneys' fees and expenses), damages or liabilities ("Losses"), incurred in connection with any claim, action, suit, proceeding or investigation (each, a "Claim") arising out of or pertaining to the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement), provided, however, that in no event shall the Surviving Corporation be required to indemnify, defend or hold harmless any director, officer or employee of the Company of any of its Subsidiaries in respect of any Losses (i) incurred by such party in respect of any Company Common Stock or Options held by such persons prior to or after the Effective Time or (ii) resulting from any act or omission of such party that constitutes bad faith, gross negligence or willful misconduct on the part of such party.

            (b) For two years after the Effective Time, the Surviving Corporation shall provide directors' and officers' liability insurance ("D&O Insurance") covering the Indemnified Parties for acts or omissions occurring prior to the Effective Time with respect to the Indemnified Parties on terms and amount with respect to such coverage substantially similar to those of such policy maintained in effect by the Company on the date hereof, provided that the Surviving Corporation shall not be required to spend as an annual premium for such D&O Insurance of an amount in excess of 110% of the annual premium for such insurance as in effect on the date hereof; but in such case shall purchase as much coverage as possible for such amount.

      Section 6.15 Public Announcements. The Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement or the Related Agreements, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement or the Related Agreements shall be in the form heretofore agreed to by the parties.

      Section 6.16 Issuance of Shares to Trust. On or prior to the record date established for a vote of the Company's shareholders on the Merger, the Company shall issue 160,662 shares of Company Common Stock to be held in trust for the interests of holders of unresolved claims in the Bankruptcy Proceedings.

                                   ARTICLE VII

                               CLOSING CONDITIONS

      Section 7.1 Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to the fulfillment of each and all of the following conditions:

            (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

            (b) Certain Governmental and Regulatory Approvals. All consents, approvals, and actions of, filings with and notices to any Governmental Entity required of the Company, the Buyer, or any of their Subsidiaries to consummate the Merger and the other transactions contemplated hereby or by the Related Agreements, the failure of which to be obtained or taken would have a Company Material Adverse Effect (other than the FCC or any State PUC or any Municipal Franchising Authority having regulatory authority over the business of the Company or its Subsidiaries as conducted in any given jurisdiction), shall have been obtained in form and substance reasonably satisfactory to each of the Buyer and the Company.

            (c) No Injunctions, Restraints or Litigation. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") which prevents the consummation of the Merger shall have been issued and remain in effect, provided, however, that the parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated. There shall not be threatened, instituted or pending any action, proceeding, application or counterclaim by any Governmental Entity or before any court or governmental regulatory or administrative agency, authority or tribunal which (i) if adversely determined would have a Company Material Adverse Effect or the ability of any party to this Agreement to perform its obligations hereunder or (ii) challenges or seeks to challenge, restrain or prohibit the consummation of the Merger.

      Section 7.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

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

            (a) Representations and Warranties.

                (i) The representations and warranties of the Buyer and Merger Sub set forth herein shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) when made.

                (ii) The representations and warranties of the Buyer and Merger Sub set forth herein shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) at and as of the effective date of the Company Shareholder Approval, unless expressly made at and as of an earlier date, in which case such representations and warranties shall be true and correct in all such respects only at and as of such earlier date.

                (iii) The representations and warranties of the Buyer and Merger
                      Sub set forth in Sections 4.1, 4.2, 4.3(a) and 4.3(c) (the "Buyer Closing Date Representations") shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) at and as of the Closing Date.

                Provided, that this Section 7.2(a) shall not be a condition to the obligation of the Company to effect the Merger unless the Company notifies the Buyer and Merger Sub of a breach of any of the representations and warranties (other than the Buyer Closing Date Representations) of the Buyer and Merger Sub within five
                (5) days after receipt of the Officer's Certificate described in
                Section 7.2(c)(i).

            (b) Performance of Obligations of Buyer. The Buyer and Merger Sub shall have performed in all respects, and shall not have breached any, obligations if and to the extent any of the same could reasonably be expected to have a Buyer Material Adverse Effect required to be performed by it under this Agreement at or prior to the Closing Date, subject to a ten day grace period following notice.

            (c) Officer's Certificate. The Buyer shall have furnished the Company with a certificate dated (i) within one (1) Business Day following the effective date of the Company Shareholder Approval and (ii) the Closing Date, in each case signed by an executive officer of the Buyer to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

      Section 7.3 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties.

                (i) The representations and warranties of the Company set forth herein shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) when made.

                (ii) The representations and warranties of the Company set forth herein shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) at and as of the effective date of the Company Shareholder Approval, unless expressly made at and as of an earlier date, in which case such representations and warranties shall be true and correct in all such respects only at and as of such earlier date.

                (iii) The representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5(a) and 3.5(c)
                      (the "Company Closing Date Representations") shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) at and as of the Closing Date.

                Provided, that this Section 7.3(a) shall not be a condition to the obligation of the Buyer and Merger Sub to effect the Merger unless the Buyer notifies the Company of a breach of any of the representations and warranties (other than the Company Closing Date Representations) of the Company within five (5) days after receipt of the Officer's Certificate described in Section 7.3(c)(c)(i).

            (b) Performance of Obligations of the Company. The Company shall have performed in all respects all, and shall not have breached any, obligations if and to the extent any of the same could reasonably be expected to have a Company Material Adverse Effect required to be performed by it under this Agreement at or prior to the Closing Date, subject to a ten day grace period following notice.

            (c) Officer's Certificate. The Company shall have furnished the Buyer with a certificate dated (i) within one (1) Business Day following the effective date of the Company Shareholder Approval and (ii) the Closing Date, in each case signed by an executive officer of the Company to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

            (d) No Default. No Default or Event of Default (as defined therein) shall have occurred and be continuing under the Interim Credit Agreement.

            (e) No Material Adverse Change. Prior to the effective date of the Company Shareholder Approval, there shall not have occurred any fact, event, change, circumstance or effect that has had or is reasonably expected to have a Company Material Adverse Effect ("Company Material Adverse Change"). The parties acknowledge that (i) the Company is currently in a position of financial distress; (ii) a Company Material Adverse Change shall not be deemed to have occurred solely by reason of (A) any borrowings by the Company under the

Interim Credit Agreement, (B) any payment, incurrence, escrow, or reserve or provision for Professional Fees, (C) any adverse change affecting the telecommunications industry or the economy and financial markets as a whole, or
(D) any payment, transaction, contract, action or activity in connection with the performance by the Company or any of its Subsidiaries of their respective obligations under this Agreement or the Related Agreements; and (iii) a Company Material Adverse Change shall be deemed to have occurred if the revenues of the Company and its Subsidiaries on a consolidated basis deviate negatively from the Weekly Forecast by more than 7.5% in the aggregate for the cumulative period from July 2004 through the end of the fiscal month most recently ended as to which the Company was required to deliver financial statements pursuant to
Section 6.2(c).

            (f) Interim Management Agreement. The Company shall have entered into the Interim Management Agreement in the form attached hereto as Exhibit B, and the Interim Management Agreement shall be in full force and effect as of the Effective Date and shall not have been amended or modified other than as a result of a material breach by the Manager.

      Section 7.4 Frustration of Closing Conditions. Neither the Buyer nor the Company may rely on the failure of any condition set forth in this Article VII, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 6.6(b).

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder
Approval:

            (a) by mutual written consent of the Buyer and the Company;

            (b) by either the Buyer or the Company:

                (i) if the Company Shareholder Approval is not obtained on or before October 31, 2004;

                (ii) if the Merger shall not have been consummated on or before the later of (A) the Initial Closing Deadline or (B) if the Buyer and Merger Sub have exercised their right to extend the Initial Closing Deadline pursuant to Section 1.2, the Extended Closing Deadline; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by either such time;

                (iii) if any Restraint having the effect set forth in Section
                      7.1(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

            (c) by the Buyer, if (i) prior to the effective date of the Company Shareholder Approval, there shall have occurred a Company Material Adverse Change, (ii) prior to the effective date of the Company Shareholder Approval the Company shall have (A) breached any of its representations or warranties or
(B)failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or the Related Agreements which breach or failure to perform (x) could reasonably be expected to give rise to a Company Material Adverse Effect and (y) (1) is not cured within the applicable cure period set forth in the Related Agreement or, with respect to this Agreement, is not cured within 30 days after written notice thereof or (2) is incapable of being cured by the Company or (iii) from and after the effective date of the Company Shareholder Approval, the Company shall have (C) breached any of its representations or warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5(a) or 3.5(c) or (D) failed to perform in any material respect any of the covenants or other agreements contained in this Agreement or the Related Agreements which breach or failure to perform (x) could reasonably be expected to give rise to a Company Material Adverse Effect and (y) (1) is not cured within the applicable cure period set forth in the Related Agreement or, with respect to this Agreement, within 30 days after written notice thereof or (2) is incapable of being cured by the Company;

            (d) by the Company, if (i) prior to the effective date of the Company Shareholder Approval, the Buyer shall have (A) breached any of its representations or warranties or (B) failed to perform in any material respect any of its covenants or other agreements contained in this Agreement or the Related Agreements which breach or failure to perform (x) could reasonably be expected to give rise to a Buyer Material Adverse Effect and (y) (1) is not cured within the applicable cure period set forth in the Related Agreement or, with respect to this Agreement, within 30 days after written notice thereof or
(2) is incapable of being cured by the Buyer or (ii) from and after the effective date of the Company Shareholder Approval, the Buyer shall have (A) breached any of its representations or warranties set forth in Sections 4.1, 4.2, 4.3(a), or 4.3(c) or (B) failed to perform in any material respect any of the covenants or other agreements contained in this Agreement or the Related Agreements which breach or failure to perform (x) could reasonably be expected to give rise to a Buyer Material Adverse Effect and (y) (1) is not cured within the applicable cure period set forth in the Related Agreement or, with respect to this Agreement, within 30 days after written notice thereof or (2) is incapable of being cured by the Buyer;

            (e) by the Buyer or the Company upon the Company's (i) execution of a Company Acquisition Agreement with a third party with respect to a Company Takeover Proposal or (ii) institution of a Proceeding in connection with an In-Court Transaction, provided, that for any termination by the Company under this Section 8.1(e) to be effective, the Company must have complied with all provisions of this Agreement, including the notice provisions contained in
Section 5.5 and paid the Termination Fee and expense reimbursement to the Buyer in accordance with Section 8.3;

            (f) by the Buyer, if the Company or the board of directors of the Company shall have (i) breached any provision of Section 5.5, (ii) withdrawn or modified, in a manner materially adverse to the Buyer or Merger Sub, the approval or recommendation by the board of directors of the Company of this Agreement or the Related Agreements or the transactions contemplated hereby or thereby or (iii) approved or entered into a Company Acquisition Agreement with a third party;

            (g) by the Buyer, if the Company shall have instituted legal proceedings in a United States Bankruptcy Court involving the Company or any of its Subsidiaries as debtor from and after the date hereof (for the avoidance of doubt, other than the Bankruptcy Proceedings), provided, however, that Buyer may not terminate this Agreement by reason of any commencement by the Company of legal proceedings in any such court if at the time of the commencement of such proceedings Buyer is in default of its obligations under the Related Agreements.

      Section 8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Buyer as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or the Buyer, other than the provisions of this Section 8.2, Section 8.3 and Article 9, which provisions survive such termination, provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      Section 8.3 Fees and Expenses.

            (a) Expenses. In addition to any other amounts which may be or become payable pursuant to any other paragraph of this Section 8.3, the Company shall reimburse the Buyer and Merger Sub for all out-of-pocket expenses and fees payable by the Buyer or Merger Sub, including, without limitation any and all fees and expenses payable to attorneys, consultants, advisors, and financing sources and their respective representatives and agents, whether incurred prior to, on or after the date hereof (not to exceed $1,000,000 (inclusive of amounts reimbursed by the Company prior to the date hereof)), if this Agreement is terminated (i) in connection with any of the circumstances described in Section 8.3(b) below or (ii) or pursuant to Section 8.1(b), Section 8.1(c) or Section 8.1(g). Any such required reimbursement shall take place concurrently with the termination of this Agreement.

            (b) Termination Fee. If (i) this Agreement is terminated pursuant to
Section 8.1(e) or Section 8.1(f); (ii) upon the commencement of a Proceeding if such Proceeding was commenced in order to effectuate an In-Court Transaction as to which material negotiations have taken place prior to the commencement of such Proceeding or (iii) absent the commencement of a Proceeding, prior to or within 180 days after termination of this Agreement (other than pursuant to Section 8.1(d)) any person (other than the Buyer or Merger Sub or any of their affiliates) shall have made, proposed, communicated or disclosed a Company Takeover Proposal in a manner which is or otherwise becomes public by the Company and this Agreement is terminated pursuant to any of the foregoing provisions, then the Company shall, simultaneously with such termination of this Agreement (or in the event of a termination pursuant to clause (ii) above, if such disclosure occurs after the date this Agreement was terminated, within two
(2) Business Days of such disclosure) pay Buyer a fee of Five Million Dollars ($5,000,000) in cash, which amount shall be payable in same day funds (the "Termination Fee").

            (c) Other Expenses. Except as provided otherwise in paragraph (a) above, all costs and expenses incurred in connection with this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, shall be paid by the party incurring such expenses; provided, that the Company shall pay all costs and expenses in connection with (i) printing and mailing the Company Proxy Statement, if any, (ii) all SEC filing fees relating to the transactions contemplated herein and (iii) all filing and application fees in connection with obtaining the FCC Consents and State PUC Consents as provided in
Section 6.4; provided, further, that, upon the Closing, all such costs and expenses of the Buyer shall be paid by the Surviving Corporation.

            (d) Security and Pledge Agreement. The obligations of the Company under Sections 8.3(a) and (b) shall be secured by a security interest in all of the assets of the Company and its Subsidiaries as and to the extent provided in the Security and Pledge Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the effective date of the Company Shareholder Approval (other than Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2 and 4.3 which shall survive until the Effective Date). This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given at the time of receipt if delivered personally, upon acknowledgment by the recipients' facsimile equipment if telecopied (which is confirmed) or on the first Business Day after deposit with a reputable courier if sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to the Company, to:

                ICG Communications, Inc.
                161 Inverness Drive West
                Englewood, CO 80112
                Attn:  Bernie Zuroff, Esq.

                with a copy (which shall not constitute to the Company) to:

                Pachulski, Stang, Ziehl, Young, Jones & Weintraub, PC 10100 Santa Monica Boulevard, Suite 1100
                Los Angeles, California  90067
                Attention:  Brad R. Godshall, Esq.

            (b) if to the Buyer or Merger Sub, to:

                c/o Columbia Capital LLC
                201 North Union Street, Suite #300
                Alexandria, VA  22334
                Facsimile: (703) 519-5870
                Attention:  John F. Siegel

                         and

                c/o M/C Venture Partners
                75 State Street, Suite 2500
                Boston, MA  02109
                Facsimile: (617) 345-7201
                Attention:  Peter H.O. Claudy

                with a copy (which shall not constitute to the Company) to:

                Kirkland & Ellis LLP
                153 East 53rd Street
                New York, New York 10022
                Facsimile: 212-446-6460
                Attention: Geoffrey Levin, Esq.

            (c) if to the Buyer Representative to:

                Robert J. Schmiedeler
                c/o ICG Communications, Inc.
                161 Inverness Drive West
                Englewood, CO 80112

      Section 9.3 Definitions.

            "Affiliate" of any person shall mean another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

            "Bankruptcy Code" means 11 U.S.C. Sec. 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

            "best knowledge", with respect to a party, shall mean the actual knowledge of such party as well as knowledge attributable to such party of such matters which a reasonable person in such capacity or position should know in the ordinary course of discharging the duties assigned to such capacity or position after reasonable investigation, and with respect to Company, shall refer to the best knowledge of a vice president or more senior officer or director of the Company.

            "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banking institutions in the State of Delaware are not required to open.

            "Buyer Representative" shall mean an individual designated by the Buyer who will have an office at the Company's headquarters and shall be delegated the authority to approve or disapprove the actions contemplated by
Section 5.1(v) and any other person designated from time to time by the Buyer or Buyer Representative.

            "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

            "Collateral" shall have the meaning ascribed to such term in the Security and Pledge Agreement.

            "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise, provided that the Company shall not be deemed to be an affiliate of the Buyer or Merger Sub by reason of this Agreement or any of the Related Agreements.

            "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind.

            "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

            "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

            "Financial Officer" shall mean the chief financial officer, principal accounting officer, controller or treasurer of the Company.

            "In-Court Transaction" shall mean the sale of all or substantially all of the assets or business of the Company and its Subsidiaries in one or a series of related transactions pursuant to a legal proceeding in a United States Bankruptcy Court or similar proceeding before a state court of competent jurisdiction.

            "Indebtedness" shall mean, as to any person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct or contingent obligations of such person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments, (c) all obligations of such person to pay the deferred purchase price of property or services, (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such person or is limited in recourse, (e) capital leases and monetary obligations of a person under (i) a so-called synthetic, off-balance sheet or tax retention lease or

(ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such person but which, upon insolvency or bankruptcy of such person, would be characterized as indebtedness of such person (without regard to accounting treatment), or (iii) an agreement for the use or possession of property creating obligations that appear on the balance sheet of such person, (f) all Indebtedness referred to in clauses (a) through (e) above guaranteed directly or indirectly by such person, or in effect guaranteed directly or indirectly by such person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness.

            "knowledge", with respect to a party, shall mean the actual knowledge of such party, and with respect to the Company, shall refer to the knowledge of a vice president or more senior officer or director of the Company.

            "Manager" shall have the meaning ascribed to such term in the Interim Credit Agreement.

            "Multiemployer Plan" shall have the meaning set forth in ERISA
Section 3(37).

            "Pension Plan" shall mean a defined benefit plan (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which meets and is subject to the requirements of Section 401(a) of the Code.

            "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

            (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Services or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

            (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Lender or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Lender pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Services or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

            (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Lender or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Services or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

            (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) through (d) above or clause (f) below entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

            (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

            (g) to the extent owned on the Closing Date, investments by the Borrower or any Guarantor in the capital stock of any direct or indirect Subsidiary.

            "Permitted Liens" shall mean:

            (a) with respect to Real Property:

                (i) real estate taxes, assessments and other governmental levies, fees or charges which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP;

                (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or similar liens for labor, materials or supplies incurred in the ordinary course of business that do not materially detract from the value of the property or the use thereof and which are for amounts which are not due and payable;

                (iii) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Company or its applicable Subsidiary thereon;

                (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to Real Property which do not or would not materially impair the use or occupancy of such Real Property in the operation of the business of the Company or its applicable Subsidiary conducted thereon;

                (v) any interest or title of a lessor under any lease entered into by the Company or any Subsidiary in the ordinary course of business and covering only the assets so leased; and

                (vi)  Liens in existence on the date hereof listed in Section
                      3.17 of the Company Disclosure Schedule; provided that no such Lien is spread to cover any additional property after the date hereof; and

            (b) with respect to personal property:

                (i) statutory liens of landlords, carriers, warehousemen, processors, bailees, mechanics, materialmen, suppliers and other like liens imposed by statute or common law, created in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings to prevent imminent foreclosure of such liens and for which ICG has maintained adequate reserves;

                (ii) liens arising with respect to equipment of ICG in connection with operating leases or purchase money financing relating to such equipment so long as such liens are limited to the equipment so leased or financed;

                (iii) pledges or deposits made (and the liens thereon) in the ordinary course of business in connection with workers' compensation, unemployment insurance, old age pensions and other types of social security and wage benefits;

                (iv) deposits or pledges to secure the performance of bids, tenders, contracts, leases, fee and expense arrangements, credit card processing, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business and not in connection with the borrowing of money;

                (v) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the uniform commercial code of banks or other financial institutions where ICG or any of its respective subsidiaries maintain deposits in the ordinary course of business;

                (vi) liens arising by operation of law on insurance policies and proceeds thereof to secure premiums thereunder;

                (vii) such utility, access and other easements, rights of way, restrictions, exceptions, minor defects or irregularities in or clouds on title or encumbrances not arising out of the borrowing of money or the securing of advances or credit, and which will not interfere with or impair in any respect the utility, operation or value of any properties of Borrower;

                (viii) liens granted to taxing authorities securing notes payable and other tax claims in an aggregate amount not to exceed $200,000 under the Company's Confirmed Chapter 11 Plan of Reorganization in the Bankruptcy Proceedings; and

                (ix)    Liens in existence on the date hereof listed in Section
                        3.17 of the Company Disclosure Schedule; provided that no such Lien is spread to cover any additional property after the date hereof.

            "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

            "Proceeding" means any voluntary or involuntary proceeding commenced by or against the Company or any of its Subsidiaries under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking dissolution, winding-up, receivership, reorganization, liquidation, arrangement, or marshalling of assets of any the Company or any of its Subsidiaries or other similar relief under Federal or State law.

            "Prohibited Transaction" shall have the meaning set forth in ERISA
Section 406 and Code Section 4975.

            "Responsible Officer" shall mean to the Chief Financial Officer or such other Person that has advised the Buyer Representative of the transaction which is the subject of a notice to be given under Section 5.1(v).

            "Security Documents" shall mean the Security and Pledge Agreement and such other documents as the Company may request from time to time to ensure the perfection or priority of its security interest in the Collateral.

      Section 9.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. "Material" and "materially" have correlative meanings. Any representation or warranty with reference to the "validity," "binding" nature, "enforceability," or

"force and effect" of a contract, agreement or other instrument, shall be interpreted as being subject to the exception to the extent that such validity, enforceability or force and effect may be subject to (i) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium or other similar laws relating to the rights and remedies of creditors generally, (ii) general principles of equity and (iii) the discretion of the court before which any proceeding in respect of the contract, agreement or instrument or the transactions contemplated thereby may be brought. The phrases "reasonable efforts," "commercially reasonable efforts," and "best efforts," and words or phrases to similar effect unless otherwise expressly set forth herein shall not be interpreted to impose any obligation on any party to maintain or initiate any litigation, sell, liquidate or dispose of any assets, or incur any material amount of Indebtedness or seek any financing (other than any such Indebtedness pursuant to, or financing as may be available under, the Interim Credit Agreement). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The phrases "ordinary course," "ordinary course of business" and words to similar effect, when used with reference to the Company or any of its Subsidiaries, shall be interpreted to exclude payments upon acceleration and to include (i) any borrowings by the Company under the Interim Credit Agreement, (ii) any payment, incurrence, escrow, or reserve or provision for Professional Fees (as defined herein), or (iii) any payment, transaction, contract, action or activity that is in furtherance of the performance by the Company or any of its Subsidiaries of their respective obligations under this Agreement or the Related Agreements or the transactions contemplated hereby and thereby and shall take into account the Company and its Subsidiaries distressed financial conditions. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

      Section 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 6.14, are not intended to confer upon any person other than the parties hereto any rights or remedies.

      Section 9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

      Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 9.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

      Section 9.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in anyway the meaning or interpretation of this Agreement.

      Section 9.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 9.12 Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval, provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      Section 9.13 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, provided, however that the extension of the Closing Date as provided in and in accordance with Section 1.2 shall be effective in the Buyer's sole discretion and shall not require the agreement on the part of the Company. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      Section 9.14 Waiver of Jury Trial.. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                ICG COMMUNICATIONS, INC.

                                By: _____________________________
                                     Name:
                                     Title:

                                MCCC ICG HOLDINGS LLC

                                By: _____________________________
                                     Name:
                                     Title:

                                MCCC MERGER CORP.

                                By: _____________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                          CREDIT AND GUARANTY AGREEMENT

                                      AMONG

                            ICG COMMUNICATIONS, INC.

                                   AS BORROWER

                                       AND

                              MCCC ICG HOLDINGS LLC

                                    AS LENDER

                                       AND

                  THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN

                                  AS GUARANTORS

                            DATED AS OF JULY 19, 2004

                               TABLE OF CONTENTS

SECTION 1.     DEFINITIONS....................................................................     1
     SECTION 1.01    Defined Terms............................................................     1
     SECTION 1.02    Terms Generally..........................................................     7
SECTION 2.     AMOUNT AND TERMS OF BORROWINGS.................................................     7
     SECTION 2.01    Commitment of the Lender.................................................     7
     SECTION 2.02    Making of Advances and Additional Restructuring Advances.................     7
     SECTION 2.03    Repayment of Borrowings; Evidence of Debt................................     8
     SECTION 2.04    Interest on Borrowings...................................................     8
     SECTION 2.05    Default Interest.........................................................     9
     SECTION 2.06    Mandatory Prepayment; Reimbursement of Lender............................     9
     SECTION 2.07    Optional Prepayment of Borrowings; Reimbursement of Lender...............     9
     SECTION 2.08    Taxes....................................................................     9
     SECTION 2.09    Nature of Expenses.......................................................    10
     SECTION 2.10    Priority and Liens.......................................................    10
     SECTION 2.11    Security Interest in Concentration Account...............................    10
     SECTION 2.12    Payment of Obligations...................................................    11
SECTION 3.     REPRESENTATIONS AND WARRANTIES.................................................    11
     SECTION 3.01    Merger Agreement Representations and Warranties..........................    11
     SECTION 3.02    Use of Proceeds..........................................................    11
SECTION 4.     CONDITIONS OF LENDING..........................................................    11
     SECTION 4.01    Conditions Precedent to the Term Loan and the Initial Advance............    11
     SECTION 4.02    Conditions Precedent to the Term Loan and Each Advance...................    12
SECTION 5.     AFFIRMATIVE COVENANTS..........................................................    13
     SECTION 5.01    Merger Agreement.........................................................    13
     SECTION 5.02    Notice of Event of Default, etc..........................................    13
     SECTION 5.03    Use of Proceeds..........................................................    14
     SECTION 5.04    Further Assurances.......................................................    14
     SECTION 5.05    Cash Management Arrangements.............................................    14

                               TABLE OF CONTENTS
                                  (CONTINUED)

     SECTION 5.06    Collateral Preservation..................................................    14
     SECTION 5.07    Real Estate Matters......................................................    14
     SECTION 5.08    Notification of Claim Against Collateral.................................    14
     SECTION 5.09    Good Standing Certificates...............................................    14
SECTION 6.     NEGATIVE COVENANT..............................................................    14
SECTION 7.     EVENTS OF DEFAULT..............................................................    15
     SECTION 7.01    Events of Default........................................................    15
SECTION 8.     GUARANTY.......................................................................    17
     SECTION 8.01    Guaranty.................................................................    17
     SECTION 8.02    No Impairment of Guaranty................................................    18
     SECTION 8.03    Subrogation..............................................................    19
SECTION 9.     DEBTOR IN POSSESSION FINANCING; SUBORDINATION..................................    19
     SECTION 9.01    Right of First Refusal on DIP............................................    19
     SECTION 9.02    Subordination............................................................    19
SECTION 10.    MISCELLANEOUS..................................................................    19
     SECTION 10.01   Notices..................................................................    19
     SECTION 10.02   Successors and Assigns...................................................    20
     SECTION 10.03   Confidentiality..........................................................    21
     SECTION 10.04   Lender Liability.........................................................    21
     SECTION 10.05   Expenses.................................................................    21
     SECTION 10.06   Indemnity................................................................    22
     SECTION 10.07   CHOICE OF LAW............................................................    22
     SECTION 10.08   Consent to Jurisdiction..................................................    22
     SECTION 10.09   No Waiver................................................................    22
     SECTION 10.10   Extension of Maturity....................................................    22
     SECTION 10.11   Amendments, etc..........................................................    23
     SECTION 10.12   Severability.............................................................    23
     SECTION 10.13   Headings.................................................................    23
     SECTION 10.14   Execution in Counterparts................................................    23
     SECTION 10.15   Prior Agreements.........................................................    23
     SECTION 10.16   Further Assurances.......................................................    23

                               TABLE OF CONTENTS
                                  (CONTINUED)

     SECTION 10.17   WAIVER OF JURY TRIAL.....................................................    23

EXHIBIT A            -  Form of Term Note
EXHIBIT B            -  Form of Revolving Note
EXHIBIT C            -  Form of Security and Pledge Agreement

                         CREDIT AND GUARANTY AGREEMENT

            THIS CREDIT AND GUARANTY AGREEMENT, dated as of July 19, 2004, is made by and among ICG Communications, Inc., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower signatory hereto (each such Subsidiary, a "Guarantor" and, collectively, the "Guarantors"), and MCCC ICG Holdings LLC, a Delaware limited liability company (the "Lender").

            WHEREAS, the Lender, the Borrower and MCCC Merger Corp., a Delaware corporation ("Merger Corp."), are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Merger Agreement"), pursuant to which Merger Corp. will be merged with and into the Borrower, subject to the terms and conditions set forth therein;

            WHEREAS, pursuant to the terms of the Merger Agreement, at the effective time of the Company Shareholder Approval (as defined below) the Lender and the Borrower will enter into an interim management agreement in the form attached to the Merger Agreement (as in effect from time to time, the "Management Agreement"), pursuant to which the manager named therein (the "Manager") will manage the operations of the Borrower and its Subsidiaries during the period specified in the Management Agreement;

            WHEREAS, the Borrower has applied to the Lender for (i) a term loan in an aggregate principal amount of $2,400,000 to fund certain restructuring activities to be undertaken by the Borrower and the Guarantors that heretofore have been disclosed to the Lender (the "Restructuring Activities") and (ii) a revolving credit facility to finance the Borrower's operational cash shortfalls, certain expenses as provided herein and certain additional Restructuring Activities; and

            WHEREAS, to provide security for the repayment of the Borrowings and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Guarantors will provide to the Lender a guaranty of the due and punctual payment and performance of the obligations of the Borrower hereunder.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

      SECTION 1.01 Defined Terms. As used herein, the following terms shall have the meanings set forth below:

            "Additional Restructuring Advance Date" shall have the meaning set forth in Section 2.01(b).

            "Additional Restructuring Advances" shall have the meaning set forth in Section 2.01(b).

            "Additional Restructuring Costs" shall mean, with respect to any Additional Restructuring Advance Date, the direct costs of Restructuring Activities to be paid during the immediately succeeding seven-day period commencing on and including such date, which costs, together with the initial aggregate principal amount of the Term Loan and any Additional Restructuring Advances that have theretofore been made, shall not exceed $5,000,000 in the aggregate.

            "Advance" shall have the meaning set forth in Section 2.01(a).

            "Advance Certificate" shall have the meaning set forth in Section 4.02(c).

            "Advance Date" shall have the meaning set forth in Section 2.01(a).

            "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

            "Agreement" shall mean this Credit and Guaranty Agreement, as the same may be amended, restated, modified or supplemented from time to time.

            "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

            "Bankruptcy Court" shall mean the Delaware Bankruptcy Court overseeing the Lender's bankruptcy proceedings (Joint Case Number 00-4238 (PJW).

            "Bankruptcy Proceeding" shall have the meaning set forth in
Section 9.

            "Borrower" shall have the meaning set forth in the recitals hereto.

            "Borrowings" shall mean, collectively, the Term Loan, the Additional Restructuring Advances and the Advances.

            "Budget" shall mean the operating budget for the Company and its Subsidiaries, on a consolidated basis, as prepared and delivered by the Buyer and approved by the chief financial officer of the Borrower prior to the date hereof.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close.

            "Buyer" shall have the meaning set forth in the Merger Agreement.

            "Cash" shall mean all cash equivalents of the Borrower and its Subsidiaries and all cash held in any bank account of the Borrower or any Subsidiary, less outstanding checks and the proceeds of the Term Loan.

            "Cash Demands" shall mean, with respect to any period, the projected amount of cash disbursements (other than disbursements in connection with Expenses and Additional Restructuring Advances) of the Borrower and its Subsidiaries for such period, as set forth in the Budget; provided that Cash Demands shall not include any such disbursements for payments or expenses that are not contemplated by the Budget unless otherwise approved by the Manager (the "Excluded Expenses").

            "Cash Receipts" shall mean, with respect to any period, the projected amount of cash receipts (other than receipts from Advances made under Section 2.09 and Additional Restructuring Advances and without giving effect to any Advance requested to be made in respect of such period) of the Borrower and its Subsidiaries for such period, as set forth in the Budget.

            "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, the Guarantors or any Subsidiary thereof; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors or similar management body of the Borrower by Persons who were neither (A) nominated by the board of directors or similar management body of the Borrower nor (B) appointed by directors so nominated.

            "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the Term Loan and the initial Advance set forth in Section 4.01 and Section 4.02 have been satisfied or waived.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            "Collateral" shall have the meaning set forth in the Security and Pledge Agreement.

            "Company Material Adverse Change" shall have the meaning set forth in the Merger Agreement.

            "Company Material Adverse Effect" shall have the meaning set forth in the Merger Agreement.

            "Company Shareholder Approval" shall have the meaning set forth in the Merger Agreement.

            "Concentration Account" shall mean, collectively, the following accounts: (i) account number 225277 at Mellon Bank, (ii) account number 147060 at Mellon Bank and (iii) account number 1018068921 at Wells Fargo Bank.

            "Control Agreement" shall mean a control agreement with respect to the Concentration Account in form and substance satisfactory to the Lender.

            "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code and all other United States or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

            "Default" shall mean any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Eligible Advance Period" shall mean (i) solely for purposes of Advances made under Section 2.09, the period commencing on the Closing Date and terminating on the Termination Date, and (ii) for all other purposes hereunder, the period commencing at the effective time of the Company Shareholder Approval and terminating on the Termination Date; provided that the Eligible Advance Period shall automatically be suspended if and for so long as the Company Shareholder Approval is suspended, revoked or otherwise nullified during which period of suspension the Lender shall have no obligation hereunder to make any Advance.

            "Event of Default" shall have the meaning given such term in Section 7.01.

            "Excluded Expenses" shall have the meaning given to such term in the definition of "Cash Demands."

            "Excluded Taxes" shall mean, with respect to the Lender, any assignee thereof, or any other recipient of any payment to be made by or on account of any Obligation, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

            "Expenses" shall mean, collectively, (i) all fees and expenses payable by the Borrower or any Subsidiary to the Lender or any of its Affiliates pursuant to this Agreement or any of the other Loan Documents and (ii) all expenses of the Buyer under the Merger Agreement in excess of $250,000 that are paid by the Borrower on or prior to the Termination Date (other than any expenses reimbursed in connection with the termination of the Merger Agreement).

            "Financial Officer" shall mean the chief financial officer, principal accounting officer, controller or treasurer of the Borrower.

            "GAAP" shall mean generally accepted accounting principles as of the date hereof applied in accordance with Section 1.02.

            "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

            "Guarantor" shall have the meaning set forth in the recitals hereto.

            "Indemnified Party" shall have the meaning set forth in Section
10.06.

            "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

            "Interest Rate" shall mean 6.0%.

            "Lender" shall have the meaning set forth in the recitals hereto and shall include any of the Lender's successors or permitted assigns.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, and any other instrument or agreement executed and delivered to the Lender in connection herewith.

            "Management Agreement" shall have the meaning set forth in the recitals hereto.

            "Manager" shall have the meaning set forth in the recitals hereto.

            "Maturity Date" shall mean the earliest to occur of (i) the date that is 180 days following the Effective Date (as defined in the Merger Agreement), (ii) the date on which the Merger Agreement terminates for any reason, (iii) November 30, 2004, if the Company Shareholder Approval has not been obtained on or before October 31, 2004 and (iv) June 30, 2005.

            "Merger Agreement" shall have the meaning set forth in the recitals hereto.

            "Merger Corp." shall have the meaning set forth in the recitals hereto.

            "Minimum Cash Amount" shall mean $10,000,000 less the amount of Professional Fees paid on or prior to the effective date of the Company Shareholder Approval in excess of the amount budgeted therefor through such date, as set forth in the Weekly Forecasts.

            "Net Cash Required" shall mean, as of any Advance Date, the amount of Cash Demands for the immediately succeeding seven-day period commencing on and including such date less the amount of Cash Receipts for such seven-day period, as set forth in the Advance Certificate.

            "Notes" shall mean, collectively, the Term Note and the Revolving Note.

            "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Borrowings; (b) the due and punctual payment of the Expenses; and (c) all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lender under the Related Agreements, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under any Related Agreement.

            "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Permitted Advance Amount" shall mean, as of any date of determination, an amount equal to the sum of (i) (A) the Minimum Cash Amount less (B) the cumulative amount of Excluded Expenses paid on or prior to such date, plus (ii) Net Cash Required as of such date, less (iii) Cash as of such date; provided, that if such sum is less than zero, the Permitted Advance Amount shall equal zero; provided, further, that notwithstanding anything in this definition to the contrary, solely for purposes of Advances made under Section
2.09 hereunder, "Permitted Advance Amount" shall mean the amount of unpaid Expenses owing to the Lender as of such date.

            "Permitted Lien" shall have the meaning set forth in the Merger Agreement.

            "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "Professional Fees" shall have the meaning set forth in the Merger Agreement.

            "Register" shall have the meaning set forth in Section 10.02(d).

            "Related Agreements" shall mean, collectively, the Loan Documents, the Merger Agreement and the Management Agreement.

            "Restructuring Activities" shall have the meaning set forth in the recitals hereto.

            "Revolving Note" shall have the meaning set forth in Section
2.03(d).

            "Security and Pledge Agreement" shall have the meaning set forth in
Section 4.01(c).

            "Security Documents" shall have the meaning set forth in Section 4.01(c).

            "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned (directly or indirectly) or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise requires, any reference herein to "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

            "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest thereon or penalties imposed with respect thereto.

            "Term Loan" shall have the meaning set forth in Section 2.01(c).

            "Term Note" shall have the meaning set forth in Section 2.03(d).

            "Termination Date" shall mean the earlier to occur of (i) the Maturity Date and (ii) the acceleration of the Borrowings in accordance with the terms hereof.

            "Weekly Forecasts" shall have the meaning set forth in the Merger Agreement.

      SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

SECTION 2. AMOUNT AND TERMS OF BORROWINGS

      SECTION 2.01 Commitment of the Lender.

            (a) The Lender agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each such revolving credit loan, an "Advance" and, collectively, the "Advances") to the Borrower on each Monday during the Eligible Advance Period (or if any such Monday is not a Business Day, then on the first Business Day following such Monday) (each such date, an "Advance Date") in an aggregate principal amount not to exceed with respect to any such Advance, the Permitted Advance Amount. Advances may be repaid and reborrowed in accordance with the provisions of this Agreement.

            (b) The Lender agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each such revolving credit loan, an "Additional Restructuring Advance" and, collectively, the "Additional Restructuring Advances") to the Borrower on each Monday from and after the Closing Date until the effective date of the Company Shareholder Approval (or if any such Monday is not a Business Day, then on the first Business Day following such Monday) (each such date, an "Additional Restructuring Advance Date") in an aggregate principal amount not to exceed with respect to such Additional Restructuring Advance Date, the Additional Restructuring Costs. Additional Restructuring Advances may be repaid and reborrowed in accordance with the provision of this Agreement.

            (c) The Lender agrees, upon the terms and subject to the conditions set forth herein, to make a loan (the "Term Loan") to the Borrower on the Closing Date in an aggregate principal amount equal to $2,400,000. The Term Loan is not revolving in nature, and amounts repaid in respect of the Term Loan may not be reborrowed.

      SECTION 2.02 Making of Advances and Additional Restructuring Advances.

            (a) No later than 11:00 a.m. New York City time on each Advance Date (other than with respect to an Advance made pursuant to Section 2.09 hereunder), the Borrower shall deliver to the Lender an Advance Certificate. Pursuant to the terms and subject to the conditions set forth herein, no later than 5:00 p.m., New York City time, on such Advance Date, the Lender shall make available to the Borrower in immediately available funds an Advance in an amount equal to the Permitted Advance Amount.

            (b) No later than 11:00 a.m. New York City time on each Additional Restructuring Advance Date, the Borrower shall deliver to the Lender an Advance Certificate. Pursuant to the terms and subject to the conditions set forth herein, no later than 5:00 p.m., New York City time, on such Additional Restructuring Advance Date, the Lender shall make available to the Borrower in immediately available funds an Additional Restructuring Advance in an amount equal to the Additional Restructuring Costs.

      SECTION 2.03 Repayment of Borrowings; Evidence of Debt.

            (a) The Borrower hereby unconditionally promises to pay to the Lender on the Termination Date the then unpaid principal amount of each Borrowing and all accrued and unpaid interest thereon.

            (b) The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from the Term Loan and each Advance made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

            (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section 2.03 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrowings in accordance with the terms of this Agreement.

            (d) The Borrower's obligations owing to the Lender under (i) the Term Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Term Note") and (ii) the Advances and the Additional Restructuring Advances shall be evidenced by a promissory note in the form attached hereto as Exhibit B (the "Revolving Note"). The Borrowings evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.04 Interest on Borrowings.

            (a) Subject to the provisions of Section 2.05, each Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Interest Rate, compounded quarterly on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2004.

            (b) Interest on all Borrowings shall be payable in arrears on the Termination Date and, after the Termination Date, on demand.

      SECTION 2.05 Default Interest. Upon the occurrence and during the continuation of an Event of Default, the Interest Rate then in effect with respect to the Borrowings shall be increased by (i) 5.0%, in connection with an Event of Default described in Section 7.01(b), and (ii) 2.0% in connection with any other Event of Default.

      SECTION 2.06 Mandatory Prepayment; Reimbursement of Lender. Upon the Termination Date, the obligation of the Lender to extend any Borrowings shall be terminated in full and the Borrower shall repay the Term Loan and all Advances and Additional Restructuring Advances in full (plus any accrued but unpaid interest thereon), together with any unpaid Expenses owing to the Lender as of such date.

      SECTION 2.07 Optional Prepayment of Borrowings; Reimbursement of Lender. The Borrower shall have the right at any time and from time to time to prepay the Obligations, in whole or in part, upon at least one Business Day's prior written or facsimile notice to the Lender. Each notice of prepayment shall specify the prepayment date and the amount of such prepayment, shall be irrevocable and shall commit the Borrower to make such prepayment on the date stated therein. All such prepayments shall be applied as follows: (i) first, to all then unpaid Expenses; (ii) second, to all accrued and unpaid interest on the Term Loan; (iii) third, to all accrued and unpaid interest on the Additional Restructuring Advances; (iv) fourth, to all accrued an unpaid interest on the Advances, (v) fifth, to the outstanding principal amount of the Term Loan and the Additional Restructuring Advances and (v) sixth, to the outstanding principal amount of the Advances. In the event the Borrower fails to prepay any Obligation on the date specified in any prepayment notice, the amount of such payment, together with accrued and unpaid interest thereon, shall be due and payable on demand by the Lender, together with any loss or expense incurred by the Lender as a result of such failure to prepay.

      SECTION 2.08 Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower will indemnify the Lender, within five days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.08) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified

Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

                  (e) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Lender of the principal of or interest on any Borrowings extended by the Lender or any fees or other amounts payable hereunder and the result shall be to increase the cost to the Lender of extending or maintaining any Borrowings or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by the Lender in its sole discretion to be material, then the Borrower will pay to the Lender on account of itself such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

      SECTION 2.09 Nature of Expenses. The Borrower irrevocably authorizes the Lender to disburse amounts necessary to satisfy any unpaid Expenses owing to the Lender hereunder. For all purposes of this Agreement and the Revolving Note, any such disbursement shall be deemed to be an Advance to the Borrower hereunder in the amount of such disbursement, and the amount of such disbursement shall be added to the unpaid principal amount of the Revolving Note as of the date of such disbursement.

      SECTION 2.10 Priority and Liens. The Obligations will be secured by a first priority perfected security interest in all presently owned and hereafter acquired assets of the Borrower and the Subsidiaries to the extent such security interest is permitted under applicable law, subject to Permitted Liens and the Lender's obligations to subordinate its liens as set forth in this Agreement and the Security and Pledge Agreement. All capital stock and other equity interests of the Borrower or any Guarantor in any Subsidiary of the Borrower will be pledged by the Borrower and such Guarantor to secure the Obligations on a first priority basis.

      SECTION 2.11 Security Interest in Concentration Account. To secure the payment and performance of the Obligations, the Borrower and the Guarantors hereby assign and pledge to the Lender, for its benefit and for the ratable benefit of any assignees of the Lender, and hereby grant, to the fullest extent permitted by regulatory law, to the Lender, for its benefit and for the ratable benefit of any assignees of the Lender, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to all of their respective presently owned and hereafter acquired assets and properties, including, without limitation, the Concentration Account and any direct investment of the funds contained therein. The Borrower and the Guarantors shall use their respective commercially reasonable efforts to permit the Lender to perfect its security interest in the Concentration Account, including executing a Control Agreement.

      SECTION 2.12 Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Related Agreements, the Lender shall be entitled to immediate payment of such Obligations.

SECTION 3. REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender to extend the Borrowings and request the issuance of Letters of Credit hereunder, each of the Borrower and the Guarantors jointly and severally represents and warrants as follows:

      SECTION 3.01 Merger Agreement Representations and Warranties. Each of the representations and warranties made by the Borrower under the Merger Agreement is true and correct as of the dates and times set forth therein, which representations and warranties are incorporated herein by reference and made a part hereof as if such representations and warranties were set forth in full and made herein.

      SECTION 3.02 Use of Proceeds. The proceeds of the Term Loan and the Additional Restructuring Advances shall be used solely to pay obligations in connection with the Restructuring Activities and the proceeds of the Advances shall be used by the Borrower and its Subsidiaries solely for (i) the payment of Expenses as provided herein and (ii) purposes consistent with the Budget unless otherwise authorized by the Manager. For the avoidance of doubt, the Borrower shall not (and shall not permit any of its Subsidiaries to) use the proceeds of any Borrowing to satisfy any Excluded Expenses.

SECTION 4. CONDITIONS OF LENDING

      SECTION 4.01 Conditions Precedent to the Term Loan and the Initial Advance. The obligation of the Lender to make the Term Loan and the initial Advance is subject to the satisfaction or waiver of the following conditions precedent:

            (a) Supporting Documents. The Lender shall have received for each of the Borrower and the Guarantors:

                  (i) a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                  (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

                  (iii) a certificate of the secretary or an assistant secretary of that entity dated on or about the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the other Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

            (b) Notes. The Borrower shall have executed and delivered the Term Note and the Revolving Note, as applicable, and such Notes shall be in full force and effect.

            (c) Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Lender a Security and Pledge Agreement in substantially the form of Exhibit C (the "Security and Pledge Agreement") and such other documents as the Lender may request from time to time to ensure the perfection or priority of its security interest in the Collateral (such other documents, together with the Security and Pledge Agreement, the "Security Documents").

            (d) Opinion of Counsel. The Lender shall have received the favorable written opinion of counsel to the Borrower and the Guarantors regarding corporate, security interest, enforceability and other related matters, in form and substance reasonably satisfactory to the Lender, dated as of the Closing Date.

            (e) Corporate Proceedings. All corporate proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors and the Lender contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings, which the Lender may have reasonably requested in connection therewith.

            (f) Representations and Warranties. The representations and warranties made herein shall be true and correct in all material respects when made.

      SECTION 4.02 Conditions Precedent to the Term Loan and Each Advance. The obligation of the Lender to make the Term Loan, each Additional Restructuring Advance and each Advance (including the initial Advance) is subject to the following conditions precedent:

            (a) Notice. With respect to any Additional Restructuring Advance and any Advance, the Lender shall have received a notice with respect to such Borrowing, as required by Section 2.

            (b) No Default. On the date of each Borrowing hereunder, no Default or Event of Default shall have occurred and be continuing.

            (c) Advance Certificate. With respect to any Additional Restructuring Advance and any Advance (other than an Advance made pursuant to Section 2.09), the Lender shall have received the timely delivery of a certificate in form and substance reasonably satisfactory to the Lender and signed by a Financial Officer (the "Advance Certificate") setting forth the requested amount of such Additional Restructuring Advance or Advance, as applicable, and certifying as to (i) as of the applicable Additional Restructuring Advance Date, the Additional Restructuring Costs and (ii) as of the applicable Advance Date, (A) the amounts of Cash Receipts and Cash Demands for the immediately succeeding seven-day period commencing on and including such Advance Date, (B) the amount of Cash as of such date and (C) the cumulative Excluded Expenses as of such date.

            (d) Merger Agreement. The Merger Agreement (i) shall have been duly executed by each of the Borrower, the Lender and Merger Corp. and shall be in full force and effect, (ii) shall not have been determined to be invalid or unenforceable, or its existence, validity or enforceability challenged in a legal proceeding, (iii) shall not have been terminated by any party thereto (irrespective of the reasons therefor) and (iv) shall not have been breached in any respect by the Borrower. No event that would give the Lender the right to terminate the Merger Agreement shall have occurred.

            (e) Management Agreement. With respect any Advance Date occurring on or after the effective date of the Company Shareholder Approval, the Management Agreement (i) shall have been duly executed by each of the Borrower and the Lender and be in full force and effect, (ii) shall not have been determined to be invalid or unenforceable, or its existence, validity or enforceability challenged in a legal proceeding, (iii) shall not have been terminated by any party thereto (irrespective of the reasons therefor) and (iv) shall not have been breached in any respect by the Borrower.

            (f) No Material Adverse Change. There shall not have occurred, prior to the effective date of the Company Shareholder Approval, a Company Material Adverse Change.

            The request by the Borrower for, and the acceptance by the Borrower of, each Borrowing shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4 have been satisfied or waived at that time.

SECTION 5. AFFIRMATIVE COVENANTS

            From the date hereof and for so long as this Agreement shall be in effect, any Borrowing or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Lender shall otherwise consent in writing, the Borrower and each of the Guarantors will:

      SECTION 5.01 Merger Agreement. Comply with its obligations under the Merger Agreement.

      SECTION 5.02 Notice of Event of Default, etc. Promptly give to the Lender notice in writing of any Default or Event of Default.

      SECTION 5.03 Use of Proceeds. Use the proceeds of the Borrowings solely for the purposes set forth in Section 3.02.

      SECTION 5.04 Further Assurances. Cooperate with the Lender and execute such further instruments and documents as the Lender shall request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Related Agreements.

      SECTION 5.05 Cash Management Arrangements. Maintain in place its existing cash management arrangements. Without limiting the generality of the foregoing, the parties agree that all cash and cash equivalents (excluding deposits held by third parties in the ordinary course of business) held by the Borrower or the Guarantors and all proceeds of accounts receivable, chattel paper, general intangibles and instruments for which the Borrower or any of the Guarantors is an obligee shall be deposited as promptly as possible into the Concentration Account, except for amounts (i) held to fund payroll disbursements in account 1018069139 at Wells Fargo Bank and (ii) amounts held to pay benefits claims in accounts 40-751-706 and 40-751-423 at Citibank and 475-00-9622 at JP Morgan Chase or (iii) as otherwise approved in writing by the Lender.

      SECTION 5.06 Collateral Preservation. Take all such further actions as the Lender may from time to time request in its commercially reasonable discretion to preserve, protect, perfect and ensure the priority of the Lender's security interest in the Collateral, subject to Permitted Liens entitled to priority under applicable law, including, without limitation, reasonably assisting and cooperating with the Lender in making required regulatory filings, if any.

      SECTION 5.07 Real Estate Matters. At the request of the Lender execute such instruments, documents and agreements, and take such other action as shall be necessary to convey to the Lender, a first priority mortgage in any or all real property owned or leased by the Borrower or any of the Guarantors, and in connection therewith, deliver such appraisals, environmental assessments, surveys, reports and information as the Lender shall require.

      SECTION 5.08 Notification of Claim Against Collateral. Immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claim, withholding or other defense to which any of the Collateral, or the Lender's rights with respect to the Collateral, is subject.

      SECTION 5.09 Good Standing Certificates. To the extent not delivered to the Lender on or prior to the Closing Date, within ten Business Days following the date hereof, the Borrower and each Guarantor shall deliver to the Lender a certificate of the Secretary of State of its state of incorporation as to the good standing of and payment of taxes by such entity.

SECTION 6. NEGATIVE COVENANT

            From the date hereof and for so long as this Agreement shall be in effect or any Borrowing or other amount shall remain outstanding or unpaid under this Agreement, unless the Lender shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not authorize, agree or commit to) (i) take any action that is not permitted by the terms of the

Merger Agreement or (ii) refrain from taking any action that is required pursuant to the terms of the Merger Agreement.

SECTION 7. EVENTS OF DEFAULT

      SECTION 7.01 Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period, if any, (each, an "Event of Default"):

            (a) prior to the effective date of the Company Shareholder Approval, any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Lender under or in connection with this Agreement (including any Advance Certificate), shall prove to have been false or misleading in any respect when made or delivered; or

            (b) default shall be made in the payment of any (i) Expenses, interest on the Borrowings or other amounts payable hereunder when due (other than amounts set forth in clause (ii) hereof), and such default shall continue unremedied for more than two Business Days, or (ii) principal of the Borrowings, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

            (c) the earlier to occur of (i) the termination of the Merger Agreement by any party thereto unless following a breach by the Lender thereunder; or (ii) the Merger Agreement shall for any other reason cease to be the valid, binding and enforceable obligation of the Borrower, or the Borrower shall so state or allege the same; or

            (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and, if such default was not willful, such default shall not have been cured within 30 days following such default; or

            (e) the Borrower or any Guarantor shall (i) file a petition under any insolvency statute, (ii) make a general assignment for the benefit of its creditors, (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or shall otherwise be dissolved or liquidated, or (iv) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute; or

            (f) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Guarantor or the whole or any substantial part of any such Person's properties, (B) shall approve a petition filed against the Borrower or any Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute or
(C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of the Borrower or any Guarantor or of the whole or any substantial part of any such

Person's properties, or (ii) there is commenced against the Borrower or any Guarantor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

            (g) a Change of Control shall occur; or

            (h) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or before any Governmental Authority; or

            (i) any judgment or order for the payment of money in excess of $50,000 not covered by insurance (other than any judgment in connection with a claim brought against the Borrower or any of its Subsidiaries by the landlord under the lease for the property located at 75 Broad Street, New York, New York arising from the default disclosed in Section 3.13(b) of the Disclosure Schedules annexed to the Merger Agreement) shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed within 30 days following the date on which such judgment was rendered; or

            (j) any non-monetary judgment or order shall be rendered against the Borrower or any of the Guarantors which does or could reasonably be expected to have a Company Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, and in every such event and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith its agreement to extend Borrowings hereunder; (ii) declare the Borrowings then outstanding to be forthwith due and payable, whereupon the principal of the Borrowings together with accrued and unpaid interest thereon and any unpaid accrued Expenses and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) foreclose on all or any portion of the Collateral, occupy Borrower's premises to complete inventories, fulfill orders and sell inventories, or otherwise exercise remedies against the Collateral permitted by applicable nonbankruptcy law; (iv) exercise its control to foreclose and provide any required instructions or notices to any Person with respect to the Concentration Account, collect accounts receivable and apply the proceeds thereof to the Obligations; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Lender; provided, that upon the occurrence of an Event of Default described in clause (e) or (f) above, the obligation of the Borrower to extend Borrowings hereunder shall automatically terminate and the outstanding principal amount of and interest on the Borrowings and any unpaid Expenses shall automatically become due and payable.

SECTION 8. GUARANTY

      SECTION 8.01 Guaranty.

            (a) Each of the Guarantors unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the due and punctual payment by the Borrower of all of the Obligations when the same shall become due and payable, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. Each of the Guarantors acknowledges that the Borrowings are being extended for the benefit of the businesses of the Lender and its Subsidiaries and that the Obligations are being incurred for and will inure to its benefit. The Obligations of the Guarantors shall be joint and several.

            (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Obligations or any of them; (v) the failure of the Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

            (c) Any interest on any portion of the Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceeding had not been commenced) shall be included in the Obligations because it is the intention of each Guarantor and the Lender that the Obligations should be determined without regard to any rule of law or order that may relieve the Borrower of any portion of such Obligations.

            (d) In the event that all or any portion of the Obligations is paid by the Borrower, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Obligations.

            (e) Each Guarantor hereby waives (i) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (ii) any defense based upon errors or omissions in the administration of the Obligations; (iii)
(A) any legal or equitable discharge of such Guarantor's obligations hereunder,
(B) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto; (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Related Agreement notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to below and any right to consent to any thereof; and (iv) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this guaranty.

            (f) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower or any other Guarantor, or to any other Person.

            (g) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

            (h) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Lender makes no representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

            (i) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lender shall be entitled to immediate payment of such Obligations by the Guarantors without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each of the Guarantors.

      SECTION 8.02 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

      SECTION 8.03 Subrogation. Upon payment by any Guarantor of any sums to the Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 9. DEBTOR IN POSSESSION FINANCING; SUBORDINATION

      SECTION 9.01 Right of First Refusal on DIP. If any of the events described in Section 7.01(e) or (f) shall occur (any such event, a "Bankruptcy Proceeding"), the Lender shall have a right of first refusal to provide the debtor-in-possession financing in connection with such Bankruptcy Proceeding on terms and conditions substantially similar to those offered by a third party lender and otherwise customary for debtor-in-possession financings.

      SECTION 9.02 Subordination. Subject to the Lender's rights under Section 9.01, in the event that the Company Shareholder Approval has not been obtained on or prior to October 31, 2004, and thereafter the Borrower initiates a Bankruptcy Proceeding, the Lender agrees that the Obligations of the Borrower under the Term Loan shall be subordinated to debtor-in-possession financing (including any professional fees carveout provided therein) on customary terms obtained by the Borrower in connection with such Bankruptcy Proceeding up to an aggregate principal amount of $20,000,000.

SECTION 10. MISCELLANEOUS

      SECTION 10.01 Notices. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile or delivered:

                    if to the Borrower or any Guarantor, to:

                    161 Inverness Drive West
                    Englewood, CO 80112
                    Facsimile: (303) 414-8867
                    Attention: Chief Executive Office

                    with a copy to:

                    Pachulski Stang Ziehl Young Jones & Weintraub
                    10100 Santa Monica Boulevard, Suite 1100
                    Los Angeles, CA  90067
                    Facsimile: (310) 201-0760
                    Attention: Brad R. Godshall

                    if to the Lender, to:

                    c/o Columbia Capital LLC
                    201 North Union Street, Suite #300
                    Alexandria, VA 22334
                    Facsimile:  (703) 519-5870
                    Attention:  John T. Siegel

                    with a copy (which shall not constitute notice to the Lender) to:

                    Kirkland & Ellis LLP
                    153 East 53rd Street
                    New York, New York 10022
                    Facsimile: 212-446-6460
                    Attention: Geoffrey Levin, Esq.

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that, in the case of notices to the Lender, notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Lender.

      SECTION 10.02 Successors and Assigns.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Lender and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender. The Lender may sell, assign, transfer or convey all or any portion of its interest in any Borrowing made hereunder, including by way of granting participations therein, to any Person; provided that, so long as no Default or Event of Default has occurred and is continuing, no such transfer shall relieve the Lender of its obligations to make Advances or Additional Restructuring Advances hereunder without the consent of the Borrower.

            (b) Any lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such lender (including the Lender) by or on behalf of the

Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.03.

            (c) The Lender shall maintain at its office a register for the recordation of the names and addresses of the Lenders and the principal amount of and interest on the Borrowings owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Lender and the assignees of the Lender shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      SECTION 10.03 Confidentiality. The Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Borrowings; provided that nothing herein shall prevent the Lender from disclosing such information (i) to any of its Affiliates or to any other lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lender hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Lender which is not permitted by this Agreement, (v) in connection with any litigation to which the Lender or its respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to the Lender's legal counsel and independent auditors, and
(viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.02(b).

      SECTION 10.04 Lender Liability.

            (a) Neither the Lender nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

            (b) The Lender, in its capacity as lender hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

      SECTION 10.05 Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay from time to time all out-of-pocket expenses incurred by the Lender (including but not limited to the reasonable fees and disbursements of Kirkland & Ellis LLP, special counsel for the Lender, any other counsel that the Lender shall retain and any internal or third-party appraisers, consultants and accountants advising the Lender and its Affiliates) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Borrowings, the perfection of the Liens contemplated hereby, the reasonable and customary costs, fees and expenses of the Lender in connection with its monthly and other periodic field examinations, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all out-of-pocket expenses incurred by the Lender in the enforcement or protection of the rights of any the Lender and their assignees in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lender. The obligations of the Borrower and the Guarantors under this Section 10.05 shall survive the termination of this Agreement and/or the payment of the Borrowings.

      SECTION 10.06 Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Lender, its Affiliates, and their respective directors, officers, employees, agents, assigns and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section 10.06 shall survive the termination of this Agreement and/or the payment of the Borrowings.

      SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.

      SECTION 10.08 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

      SECTION 10.09 No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      SECTION 10.10 Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, except as otherwise expressly provided herein, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

      SECTION 10.11 Amendments, etc. No modification, amendment or waiver of any provision of this Agreement or any other Loan Document and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03 shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Borrowings held by such lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

      SECTION 10.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.13 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      SECTION 10.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

      SECTION 10.15 Prior Agreements. This Agreement and the agreements expressly mentioned herein represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and the Lender or any of its Affiliates prior to the execution of this Agreement which relate to Borrowings to be made hereunder shall be replaced by the terms of this Agreement.

      SECTION 10.16 Further Assurances. Whenever and so often as reasonably requested by the Lender, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Lender all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

      SECTION 10.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            IN WITNESS WHEREOF, the parties hereto have caused this Credit and Guaranty Agreement to be duly executed as of the day and the year first written.

                                  BORROWER:

                                  ICG COMMUNICATIONS, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  LENDER:

                                  MCCC ICG HOLDINGS LLC

                                  By: __________________________________________
                                      Name:
                                      Title:

                                                   Credit and Guaranty Agreement

                                  GUARANTORS:

                                  ICG HOLDINGS, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  ICG TELECOM GROUP, INC.


                                  By: __________________________________________
                                      Name:
                                      Title:

                                  ICG TELECOM GROUP OF VIRGINIA, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  ICG CHOICECOM MANAGEMENT, LLC


                                  By: __________________________________________
                                      Name:
                                      Title:

                                  ICG EQUIPMENT, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                                   Credit and Guaranty Agreement

                                  ICG MOUNTAIN VIEW, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  ICG CHOICECOM, L.P.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  NIKONET, LLC

                                  By: __________________________________________
                                      Name:
                                      Title:

                                                   Credit and Guaranty Agreement

                                                                Exhibit A to the
                                                   Credit and Guaranty Agreement

                                FORM OF TERM NOTE

See attached.

                                                   Credit and Guaranty Agreement

                                                                Exhibit B to the
                                                   Credit and Guaranty Agreement

                             FORM OF REVOLVING NOTE

See attached.

                                                   Credit and Guaranty Agreement

                                                                Exhibit C to the
                                                   Credit and Guaranty Agreement

                      FORM OF SECURITY AND PLEDGE AGREEMENT

See attached.

                                                                       EXHIBIT B

                          SECURITY AND PLEDGE AGREEMENT

      THIS SECURITY AND PLEDGE AGREEMENT (this "Agreement"), dated as of July 19, 2004, is made by and among ICG Communications, Inc., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower that are parties hereto (together with the Borrower, the "Grantors"), and MCCC ICG Holdings LLC, a Delaware limited liability company (the "Lender"), pursuant to the Credit Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Lender and the Grantors are entering into a Credit and Guaranty Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

      WHEREAS, it is a condition precedent to the making of the Term Loan and the initial Advance under the Credit Agreement that the Grantors shall have granted a security interest, pledge and lien on (i) all cash and cash equivalents maintained in the Concentration Account and (ii) all of the Grantors' assets and properties and the proceeds thereof as further detailed below; and

      WHEREAS, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien.

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make the Borrowings, the Grantors hereby agree with the Lender as follows:

      Section 1. Grant of Security and Pledge. To induce the Lender to make the Borrowings, as security for the full, prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (including, without limitation, the obligation of the Borrower to reimburse the Buyer's expenses and pay to the Buyer the Termination Fee (as defined in the Merger Agreement) in accordance with Section 8.03 of the Merger Agreement; provided that, without otherwise limiting the grant of the security interest hereunder with respect to the other Obligations, only $2.0 million of the $5.0 million Termination Fee shall be an "Obligation" secured hereby in the event such Termination Fee is payable in connection with an In-Court Transaction (as defined in the Merger Agreement)), each Grantor hereby pledges to the Lender and grants to the Lender a security interest in all presently owned and hereafter acquired assets and properties of the Grantors to the maximum extent permitted by regulatory law (collectively, the "Collateral"), including without limitation, Accounts, Pledged Collateral, instruments (including, without limitation, promissory notes), chattel paper, documents, warehouse receipts, Inventory, Equipment, General Intangibles related to the Collateral, Intellectual Property, and all proceeds and products of any of the foregoing (including insurance proceeds), in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing; and

Notwithstanding the foregoing or any other provision of this Agreement, in those states where a Grantor is subject to regulation as a public utility as set forth on Schedule 5 annexed hereto ("Excepted States") such that an approval or other regulatory filing is required with such state's public service commission or its equivalent in connection with the pledge and/or security interests contemplated under this Agreement, the pledge or grant of the security interest in Grantor's Collateral located in such Excepted States shall be conditioned on and not valid until the required regulatory approval is received or the required filing is made, as the case may be, in the particular Excepted State.

For the purposes of this Agreement, the following terms have the following meaning:

      "Accounts" means all present and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

      "Copyrights" means all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 1(a) hereto and all renewals and extensions thereof and all licenses thereof.

      "Equipment" means all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located.

      "Excluded Property" shall mean, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by any of the Grantors that prohibits or requires the consent of any Person other than a Grantor as a condition to the creation by such Grantor of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law; provided, however, "Excluded Property" shall not include any proceeds, substitutions or replacements of Excluded Property (unless such proceeds, substitutions or replacements would themselves constitute Excluded Property).

      "General Intangibles" means all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than Accounts and Intellectual Property), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles and payment intangibles; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, licenses, franchises, customer lists, credit files, correspondence, and advertising materials (to the extent the same are not Excluded Property); all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including, without limitation, all Material IT Contracts and all other license and franchise agreements with any other Person in connection with any of the Intellectual Property or such other Person's names or marks, whether such Grantor is a licensor or licensee under any such license or franchise agreement but only to the extent such license or franchise agreements are not Excluded Property and other contracts and contract rights (to the extent the same are not Excluded Property); all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property (to the extent the same are not Excluded Property); all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all commercial tort claims; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, letter of credit rights, guaranties, liens, security interest and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing.

      "ICG Shares" means, collectively, the Pledged Shares held by any Grantor in any other Grantor.

      "Intellectual Property" means, collectively, Trademarks, Patents and Copyrights, as well as all books, records, ledger cards and other property at any time evidencing or relating to the Trademarks, Patents or Copyrights.

      "Inventory" means all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor's business or processed by or on behalf of any Grantor.

      "Material IT Contracts" means any written or oral lease, license, contract, agreement or obligation to which any Grantor is a party or by which any Grantor or any of its properties may be bound and that are material to the business, financial position or results of operations of any Grantor relating to information technology (including, without limitation, the design, development, installation, and implementation of information systems and applications); imbedded and stand-alone computer programs, software and software licensing rights; recorded data and all other related materials including, without limitation, those agreements described in Schedule 1(b) annexed hereto and made a part hereof.

      "Patents" means all letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 1(a) annexed hereto and made a part hereof, and all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof.

      "Pledged Collateral" all investment property, including without limitation, (i) all of the shares of capital stock or other equity interests owned by each Grantor, as applicable, listed on Schedule 3 hereto of any other Grantor and the other issuers listed thereon (individually, an "Issuer", and collectively, the "Issuers") and all shares of capital stock or other equity interests of any Issuer obtained in the future by such Grantor and the certificates representing or evidencing all such shares (the "Pledged Shares");
(ii) all other property which may be delivered to and held by the Lender in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to
Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii).

      "Trademarks" means all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof (except for "intent to use" applications for trademark or service mark registrations filed pursuant to
Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 1(a) annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof, together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade dress.

      Section 2. Security for Obligations. This Agreement and the Collateral secure the payment of all Obligations of each of the Grantors, now or hereafter existing.

      Section 3. Delivery of Pledged Collateral and Instruments; Other Action. The Grantors (i) with respect to the ICG Shares, shall deliver and (ii) with respect to (A) any other Pledged Collateral or (B) any promissory notes, upon the request of the Lender, shall use their commercially reasonable effort to deliver, all certificates representing or evidencing such ICG Shares or other Pledged Collateral or such promissory notes, as the case may be, to the Lender. Any Pledged Collateral or promissory notes so delivered shall be held by the Lender and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender. Upon the occurrence of any Event of Default, the Lender shall have the right, at any time in its discretion and without notice to the Grantors to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral.

      Section 4. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants as follows:

            (a) Each Grantor's exact legal name is that indicated on the signature pages hereof. Each Grantor is an organization of the type and is organized under the laws of the jurisdiction listed on Schedule 2 hereto.
Schedule 2 hereto accurately sets forth each Grantor's organizational identification number (or accurately states that it has none) and taxpayer identification number.

            (b) Each of the Grantors owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted under Section 6.01 of the Credit Agreement.

            (c) Schedule 1(a) annexed hereto sets forth all registrations and all applications to register material Intellectual Property owned by any Grantor as of the date hereof. Schedule 1(b) annexed hereto sets forth all Material IT Contracts that are subsisting as of the date hereof.

            (d) The ICG Shares have been duly authorized and validly issued and, except as set forth on Schedule 4, are fully paid and non-assessable.

            (e) Schedule 6 attached hereto sets forth each of the promissory notes held by any Grantor that evidences an outstanding monetary obligation owing to any Grantor in excess of $25,000.

            (f) Each Grantor, as the case may be, is the legal and beneficial owner of the Pledged Shares described on Schedule 3, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and Liens permitted under the Related Agreements, which Pledged Shares represent all of the capital stock and other equity interests of any other Person owned by the Grantors.

            (g) Except as disclosed on Schedule 3, the ICG Shares constitute all of the issued and outstanding shares of capital stock or other equity interests of each of the Grantors (other than the Borrower) and no Grantor (other than the Borrower) is under any contractual obligation to issue any additional shares of capital stock, equity interests or any other securities, rights or indebtedness.

            (h) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either
(i) for the grant and pledge by each of the Grantors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Grantors or (ii) for the perfection of the security interests or the exercise by the Lender of its rights and remedies hereunder except, to the extent described on Schedule 4, as may be required in connection with the pledge of the capital stock or other ownership interests of any Person that is not incorporated or organized in the United States.

            (i) The Borrower has been duly organized and is in good standing under the laws of the State of Delaware, and each other Grantor has been duly incorporated or organized, as the case may be, and is in good standing under the laws of its respective state of incorporation or organization.

      Section 5. Further Assurances.

            (a) Each of the Grantors agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each of the Grantors (i) hereby authorizes the Lender to file such initial financing or continuation statements, or amendments thereto, (ii) will enter into the Control Agreement (or take such other steps as may be reasonably requested by the Lender to establish control over the Collateral), (iii) will deliver to the Lender possession of Collateral (accompanied by instruments of transfer or assignment duly executed in blank as may be reasonably requested by the Lender), (iv) will execute and file such other instruments or notices, in each case, as may be necessary, or as the Lender may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and (v) will promptly assist and cooperate with Lender to complete any and all regulatory filings, including without limitation, such filings with state public service commissions, and to obtain any and all regulatory approvals required in order to perfect the pledge of and security interest in the Collateral located in the Excepted States.

            (b) Each Grantor hereby authorizes the Lender to file one or more initial financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor.

            (c) Each Grantor shall provide the Lender with at least thirty (30) days prior written notice of (i) any change in the name, organizational structure or jurisdiction of organization of such Grantor, (ii) a change in the organizational identification number of such Grantor and (iii) any change in the location of the chief executive office of such Grantor or place of business of such Grantor if it only has one place of business. Each Grantor shall also promptly, but in any event within ten (10) days of receipt of an organizational identification number, if such Grantor did not previously have one, notify the Lender of the receipt thereof.

      Section 6. As to Equipment and Inventory. Each Grantor shall not move the Equipment and Inventory (other than Inventory sold in the ordinary course of business and Equipment and Inventory in transit) other than in the ordinary course of business.

      Section 7. As to Accounts. The Grantors may, upon the occurrence of an Event of Default, take (and at the direction of the Lender shall take) such action as the Grantors or the Lender may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Lender to any Grantor, following the occurrence of an Event of Default, of its intention so to do, the Lender shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Lender and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until such notice is rescinded by the Lender by written notice to such Grantor (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided by Section 15, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon without the consent of the Lender.

      Section 8. As to Intellectual Property and Material IT Contracts.

            (a) No Grantor will, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any material Intellectual Property with the United States Copyright Office or the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any material Intellectual Property, which such Grantor may acquire from a third party, with the United States Copyright Office or the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) enter into any Material IT Contract unless such Grantor shall, within 45 days after the last day of the fiscal quarter in which such filing or execution of such Material IT Contract occurs, notify the Lender thereof, and such Grantor hereby constitutes the Lender its attorney-in-fact to execute and file all such writings, as set forth in Section 5, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

            (b) Each Grantor will take all necessary actions (including, without limitation, paying all applicable renewal fees, license fees and other outgoings) to safeguard and maintain its rights, present and future, in or relating to all material Intellectual Property Rights owned, used or exploited by it to the extent that failure to do so could reasonably be expected to have a Company Material Adverse Effect.

            (c) Each Grantor shall execute and deliver to the Lender for filing in the United States Patent and Trademark Office, a short form trademark security agreement in a form reasonably satisfactory to the Lender. Each Grantor, upon acquiring knowledge of any use by any person of any term or design likely to cause confusion with any material Trademark, shall, if the same could reasonably be expected to have a Company Material Adverse Effect, promptly notify the Lender of such use, and if requested by the Lender, shall join with the Lender, at such Grantor's expense, in such action as the Lender, in its reasonable discretion, may deem advisable for the protection of the Lender's interest in and to the Trademarks.

      Section 9. As to the Pledged Collateral; Voting Rights; Dividends; Etc.

            (a) So long as no Event of Default shall have occurred:

                  (i) the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement;

                  (ii) notwithstanding the provisions of Section 1 hereof, such
            Grantors shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral; provided, that any and all

                  (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                  (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares;

      shall be, and shall be forthwith delivered to the Lender to hold as Pledged Collateral, as applicable and shall, if received by any of the Grantors, be received in trust for the benefit of the Lender, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Lender as Pledged Collateral, as applicable in the same form as so received (with any necessary endorsement); and

                  (iii) the Lender shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;

            (b) Upon the occurrence of an Event of Default:

                  (i) upon written notice from the Lender to the Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Lender, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral, as applicable any such dividends; and

                  (ii) all dividends which are received by such Grantors
            contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Lender as Pledged Collateral, as applicable in the same form as so received (with any necessary endorsement).

      Section 10. Insurance. Upon the occurrence of any Event of Default, all insurance payments in respect of Collateral shall be held, applied and paid to the Lender as specified in Section 15 hereof.

      Section 11. Transfers to Others; Liens; Additional Shares. Each Grantor shall not:

            (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement or the Merger Agreement.

            (b) Create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement and the Credit Agreement or except as otherwise permitted by the Credit Agreement or the Merger Agreement.

            (c) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Issuers that are wholly-owned Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the respective Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares, subject to the last sentence of Section 1 hereof.

      Section 12. Lender Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Lender such Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Lender's discretion, upon and during the occurrence of an Event of Default, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (i) to obtain and adjust insurance required to be paid to the
            Lender pursuant to Section 10,

                  (ii) to ask, demand, collect, sue for, recover, compound,
            receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
            (i) or (ii) above,

                  (iv) to receive, endorse and collect all instruments made
            payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

                  (v) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the

            Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

      Section 13. Lender May Perform. If any Grantor fails to perform any agreement contained herein, upon notice to such Grantor, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith (as to which invoices have been furnished) shall be payable by the Grantors under Section 16(b).

      Section 14. The Lender's Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters.

      Section 15. Remedies. If any Event of Default shall have occurred, and subject to the provisions of Section 7.01 of the Credit Agreement:

            (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, five business days following a notice to the Borrower (the "Notice Period"), all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least five days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) The Lender may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Lender of any other remedies under this Section.

            (c) The Lender may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine.

            (d) The Lender may (without assuming any obligations or liability thereunder), at any time, enforce against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Lender from, and agrees to hold the Lender free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Lender.

            (e) In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, upon the request of the Lender, each Grantor shall supply its know-how and expertise relating to the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights to the Lender or its designee.

            (f) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Lender may, at any time, pursuant to the authority granted in Section 12 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

            (g) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and then or at any time thereafter or shall, be applied (after payment of any amounts payable to the Lender pursuant to Section 16 hereof) in whole or in part against, all or any part of the Obligations in such order as provided for in the Credit Agreement. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all outstanding Obligations and the termination of the Credit Agreement shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

            (h) If at any time when the Lender shall determine to exercise its right to sell all or any part of the Pledged Collateral, pursuant to this
Section 15, such Pledged Collateral, or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Lender is hereby expressly authorized to sell such Pledged Collateral, or such part thereof by private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Lender, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral, or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Lender that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral,, or part thereof, it being understood that the Lender may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Lender, to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer's transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Lender shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Lender may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

      Section 16. Indemnity and Expenses.

            (a) Each Grantor, jointly and severally, agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Lender's own gross negligence, willful misconduct or bad faith.

            (b) The Grantors will upon demand pay to the Lender the amount of any and all reasonable expenses (as to which invoices have been furnished), including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

            (c) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights.

            (d) Each of the Grantors agrees that the Lender does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Lender, each of the Grantors hereby jointly and severally agree to indemnify and hold the Lender harmless with respect to any and all claims by any person relating thereto.

      Section 17. Security Interest Absolute. Subject to Section 2(c), all rights of the Lender and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations other than payment in full of the Obligations after the repayment of all other Obligations and the termination of the Credit Agreement.

      Section 18. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything in this Agreement to the contrary, the Borrower shall have the right, upon written notice to the Lender, to update and otherwise amend Schedule 1(b) attached hereto on or prior to the fifth Business Day following the date hereof.

      Section 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.

      Section 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the earliest to occur of (A) the Effective Time (as defined in the Merger Agreement), (B) the termination of the Merger Agreement by the Borrower pursuant to Section 8.1(b)(ii) of the Merger Agreement and (C) the payment in full of the Obligations and the termination of the Credit Agreement (such earliest event, the "Termination Time"), (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its permitted successors, transferees and assigns. AT THE TERMINATION TIME, THE SECURITY INTEREST GRANTED HEREBY SHALL TERMINATE AND ALL RIGHTS TO THE COLLATERAL SHALL REVERT TO THE GRANTORS SUBJECT TO ANY EXISTING LIENS, SECURITY INTERESTS OR ENCUMBRANCES ON SUCH COLLATERAL. UPON ANY SUCH TERMINATION, THE LENDER WILL, AT THE GRANTORS' EXPENSE, EXECUTE AND DELIVER TO THE GRANTORS SUCH DOCUMENTS AS THE GRANTORS SHALL REASONABLY REQUEST TO EVIDENCE SUCH TERMINATION.

      Section 21. Subordination. In the event that the Obligations of the Borrower under the Term Loan shall become subordinated to certain debtor-in-possession financing (including any professional fees carveout provided therein) pursuant to Section 9.02 of the Credit Agreement, then the Lender shall take, at the expense of the Borrower, any action reasonable requested by the Borrower to subordinate the security interests granted hereunder in favor of the Lender to the extent of such subordination of the Obligations.

      Section 22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

      Section 23. UCC Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of collateral is expanded by and amendment, modification or revision of the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

      Section 24. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, each of the Grantors and the Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 GRANTORS:

                                      ICG COMMUNICATIONS, INC.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      ICG HOLDINGS, INC.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      ICG TELECOM GROUP, INC.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      ICG TELECOM GROUP OF VIRGINIA, INC.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      ICG CHOICECOM MANAGEMENT, LLC

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      ICG EQUIPMENT, INC.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      ICG MOUNTAIN VIEW, INC.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      ICG CHOICECOM, L.P.

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                      NIKONET, LLC

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                  LENDER:

                                      MCCC ICG HOLDINGS LLC

                                      By:  ____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                              MANAGEMENT AGREEMENT

      This Management Agreement (this "Management Agreement") is made and entered into as of this ___ day of September 2004 by and among, ICG Communications, Inc., a Delaware corporation ("ICG",) ICG Telecom Group Inc., a Colorado corporation ("Telecom"), ICG Telecom Group of Virginia, Inc., a Virginia corporation ("Telecom Virginia"), ICG ChoiceCom, L.P., a Delaware limited partnership ("ChoiceCom") (Telecom, Telecom Virginia and ChoiceCom are collectively referred to herein as the "ICG Subs" and, together with ICG, as the "Company"), on the one hand, and MCCC ICG Holdings LLC, a Delaware liability company ("MCC" or "Manager") on the other hand.

      WHEREAS, ICG and MCC have entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby ICG and MCC have agreed to merge ICG into an affiliate of MCC, after which MCC will hold a controlling equity interest in Licensee and the other ICG Subs (the "Merger"); and

      WHEREAS, the Company has been granted numerous federal, state and other Communications Licenses that authorize the operation of the regulated aspects of its existing telecommunications business (the "Regulated Business"); and

      WHEREAS, applicable federal and/or state regulatory requirements require prior governmental authorization ("Regulatory Approval") for a transfer of ownership or control of a corporation such as ICG or the ICG Subs that hold, directly or indirectly, Communications Licenses to own or operate to certain of their assets (the "Regulated Assets"); and

      WHEREAS, ICG and MCC have delayed consummation of the Merger while MCC seeks Regulatory Approvals, and an affiliate of MCC has agreed to fund the operating losses of the ICG Subs while such Regulatory Approval is sought on the terms set forth in the interim credit agreement, dated as of _________, 2004 (the "Interim Credit Agreement"; and

      WHEREAS, the Company therefore desires, in conformity with the rules and policies of state and federal regulatory authorities, and the terms and conditions of this Management Agreement, to enable and permit Manager to manage and operate the Regulated Assets and the Regulated Business, including the provision of telecommunications services to existing customers of the Company ("Customers") pending Regulatory Approval during the Term (as defined herein); and

      WHEREAS, the parties desire to enter into this Management Agreement to ensure the continued operation of the Company's network, and the associated billing, collection, and administrative functions thereof, as required to provide telecommunications services to existing Customers of the Company during the Term; and

      WHEREAS, the Company also desires to give Manager day-to-day control of its assets and operations not constituting Regulated Assets (the "Other Assets") and the business related thereto (the "Unregulated Business" and together with the Regulated Business, the "Business"), subject to the limitations set forth herein.

      NOW, THEREFORE, in consideration of the above recitals and mutual promises and other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

      1. Definitions. Any capitalized term used herein and not otherwise defined shall have the meaning assigned to it in the Merger Agreement.

      2. Appointment. ICG and each of the ICG Subs hereby grant to the Manager, on the terms and conditions set forth herein and during the Term hereof, the right to manage the Regulated Assets, the Other Assets and the Business related thereto on a day-to-day basis including, but not limited to, the directing of the Company's employees with respect to paying all obligations of the Company; billing and collecting of all fees, charges or other compensation due to the Company; maintaining the Company's network, including, but not limited to, arranging for all labor and materials required to repair and maintain the network according to standard industry practice; and handling Customer inquiries.

      3. Term. This Management Agreement shall become effective upon Company Shareholder Approval (the "Effective Date") and shall expire upon the earlier of
(a) the consummation of the Merger; (b) the termination of the Merger Agreement;
(c) the commencement of a case under chapter 11 of the United States Bankruptcy Code by any of the ICG Subs, (d) so long as no default or event of default exists under the Interim Credit Agreement, five (5) days following written notice by ICG to the Manager if MCC has failed to satisfy any request for an Advance (as defined in the Interim Credit Agreement) properly made under the Interim Credit Agreement, or (e) the termination of this Management Agreement upon the mutual agreement of the parties.

      4.    Management of the Regulated Assets.

            (a) During the Term hereof, and subject to the oversight, review and ultimate control of the boards of directors of ICG and the ICG Sub (collectively the "Boards"), as applicable, Manager shall (i) have the right to manage the facilities and operations authorized under the Communications Licenses in good faith and in a diligent manner on a day-to-day basis in the operation of the Regulated Assets, the Other Assets and the Business consistent with the terms of this Management Agreement, the Merger Agreement and the Interim Credit Agreement and (ii) seek and prosecute applications for Regulatory Approval of the transactions set forth in the Merger Agreement on behalf of the Company.

            (b) Upon, or immediately following, the Effective Date, Manager and ICG shall issue a joint communication to the officers and employees of the Company which shall inform such officers and employees that: (i) the Merger is subject only to receipt of certain regulatory approvals, (ii) Manager has been engaged by the Company to oversee the business and operations of the Company until the receipt of such approvals, (iii) pursuant to such engagement of Manager, such officers and employees are to follow the instructions of the Manager and Manager Representatives (as defined in Section 4(j) hereof) in performing their duties to the Company, and (iv) the operation of the Company is subject to the restrictions set forth in the Merger Agreement, the Interim Credit Agreement and this Agreement.

            (c) Manager, with the assistance of the officers and employees of the Company, shall be responsible for providing reasonable level of care to the Customers, and shall provide services in compliance with the Company's existing tariffs and service contracts, and all applicable laws, including, without limitation, tariffs in effect from time to time. To maintain the integrity of the Regulated Assets and the Regulated Business and its reputation in the marketplace, Manager shall manage the Regulated Assets in a professional manner and in accordance with all applicable professional or industry standards.

            (d) All executives and employees of the Company will report to the Manager. Each of ICG and the ICG Subs shall remain wholly responsible for, and shall indemnify and hold Manager harmless against, all employment compensation and benefit obligations to their respective executives and employees of the Company. Subject to the terms of this Agreement, Manager shall have the delegated authority of, and be authorized to take all actions that could be taken by, the chief operating officers of the Company.

            (e) Manager may request, and the Company shall promptly carry out such request, that ICG and the ICG Subs (i) employ or otherwise manage (other than discharge) certain personnel of the Company and (ii) discharge certain personnel identified to the Company prior to the date hereof in conjunction with the agreed-upon Budget and such other personnel as the applicable Board shall approve. Manager has no unilateral authority to select, employ, or (except as set forth below) discharge any senior executive of ICG. Notwithstanding the forgoing, the Manager shall have the right and the Company shall comply with any request to terminate any employee for Cause. "Cause" shall be defined for purposes of this section as that which constitutes in fact and law a breach of fiduciary duty or any illegal or disreputable conduct which substantially impairs the reputation or goodwill of Manager, the Company or the Business or involves misappropriation of funds. Manager shall have sole discretion and authority to manage all of its own employees, agents, consultants or contractors.

            (f) All accounts receivable and all cash generated from the operations of the Business, including the operations of the Regulated Assets pursuant to this Management Agreement, shall be applied by Manager to the continued operations of the Regulated Assets, Other Assets and the Business as determined by Manager in furtherance of achieving compliance with the Budget.

            (g) Manager, consistent with the terms of the Merger Agreement and in compliance with all applicable federal and state laws regarding the necessary form, content, and applicable notice periods for discontinuance of service, shall determine when any notices to Customers advising them of the discontinuance of service shall be delivered and when applications or other filings with governmental authorities in connection with the discontinuance of service shall be filed if ICG determines to discontinue any Customer's service.

            (h) Each of ICG, the ICG Subs and the Manager desire and agree that this Management Agreement and the obligations performed hereunder shall be in full compliance with (i) the terms and conditions of the Company's Communications Licenses; (ii) all applicable rules, regulations and policies of the FCC; (iii) the Communications Act of 1934, as amended (the "Federal Act"), 47 U.S.C. Section 151, et seq., and (iv) any other applicable federal, state and local law or regulation. If the FCC or any state body of competent jurisdiction determines that any provision of this Management Agreement violates any applicable rules, regulations or policies, the parties shall make reasonable efforts immediately to bring this Management Agreement into compliance, consistent with the terms of this Management Agreement. It is expressly understood by ICG, the ICG Subs and Manager that nothing in this Management Agreement is intended to give Manager any right which would be deemed to constitute a transfer of control (as "control" is defined in the Federal Act and/or any applicable FCC or state regulations, rules or case law) by ICG or the ICG Subs of its operations or of one or more of the Communications Licenses from the Company to Manager.

            (i) Manager acknowledges and agrees that the Company has certain rights and obligations pursuant to its Communications Licenses with respect to the use of the various operations authorized thereunder, which includes compliance with the Federal Act, and the rules and regulations of the FCC and state regulatory commissions. As a result, Manager's management of the Regulated Assets and the Regulated Business is not intended to diminish or restrict the Company's compliance with its obligations before the FCC and state regulatory commissions, and this Management Agreement shall not be construed to interfere with the Company's ability to comply with the rules, regulations or directives of any governmental or jurisdictional authority with respect to its Communications Licenses or the operations authorized thereby.

            (j) Manager may, in all instances, rely upon employees of the Company as well as any of Manager's employees that Manager deems necessary or desirable to rely upon for performance of its obligations pursuant to this Management Agreement (the "Manager Representatives").

            (k) At the reasonable request of the ICG Subs' senior officer or other designee of the ICG Subs, Manager will consult with such officer or designee from time to time regarding the status of the operations of the Regulated Assets, Other Assets and the Business (it being understood and agreed that the foregoing shall not require the Manager to consult with such officer regarding matters in the ordinary course of business).

            (l) At its discretion and at its expense, the ICG Subs may at all times monitor and audit the actions and recommendations of the Manager to ensure compliance in all material respects with this Management Agreement, the Merger Agreement, the Interim Credit Agreement and all applicable government rules and regulations.

            (m) ICG and each of the ICG Subs hereby grant Manager rights of access, including without limitation, entry and egress to any facilities involved in the operation of the Businesses of the Company.

      5.    Compliance with Applicable Laws.

            (a) The Company shall use the Communications Licenses in the operation of the Regulated Assets and the Regulated Business during the Term hereof in compliance with all applicable laws, ordinances, rules, regulations, and restrictions, including, but not limited to, the Federal Act, the FCC's rules, regulations, and policies, local ordinances, and state regulations. Manager recognizes that ICG and the ICG Subs, as applicable, remains ultimately responsible for ensuring that the use of the Communications Licenses and the operations authorized thereunder are in compliance with the applicable rules, regulations, and policies of applicable federal and local, state or other government authorities, and shall cooperate fully with ICG and the ICG Subs, as applicable, to ensure such compliance, including the provision of information regarding the Regulated Assets and the Regulated Business.

            (b) During the Term of this Management Agreement, Manager shall be responsible for the filing of all applications, reports, correspondence and other documentation with all federal and state regulatory commissions relating to the acquisition, use, maintenance, or renewal of the Communications Licenses; provided that the Company shall cooperate with such filings and provide, upon Manager's reasonable request, any information that will enable the Manager to prepare any applications, records and reports required by the FCC and local, state or other federal governmental authorities; provided further that Manager shall consult with ICG and the ICG Subs, as applicable, and mutually agree as to the most effective and efficient means of preparing such filings and in the selection of any outside professionals or consultants retained by Manager to assist in such filings.

      6. Limitation on Manager's Authority. Notwithstanding anything herein to the contrary, Manager shall have no authority on behalf of the ICG Subs (a) to negotiate in respect of any possible amendments, modifications and/or waivers under the Interim Credit Agreement, (b) to respond to any assertion of an event of default under the Interim Credit Agreement, (c) to engage in any transactions outside of the ordinary course without the consent of the appropriate senior officer of the ICG Subs or the Boards except as expressly set forth in Section 4 hereof, (d) to take any action vested in the Boards pursuant to applicable corporate law or the organizational documents of the Company, (e) to terminate any executive officer of the ICG Subs without the consent of the Boards, provided, however, that Manager may utilize its own employees at its own expense to perform some or all of the duties of existing senior officers, subject to the right of the ICG Subs to retain its senior officers in place for the purpose of monitoring under Section 4(i) of this Agreement, (f) to terminate or decline to pay in accordance with the Budget any legal counsel, accountant, financial advisor, turnaround manager or other person rendering professional services to the Company, (g) to take any action that would impair ICG's or the ICG Subs' ability to comply with any applicable law or regulation (including, without limitation, all applicable securities law); or (h) modify or refrain from complying with the KERP or terminate professionals retained by the ICG Subs as of the date hereof.

      7. Expenses; Insurance. ICG shall reimburse Manager for all reasonable out-of-pocket costs including amounts advanced by Manager to pay expenses, not offset by revenue collected by Manager from the Business, incurred, including amounts advanced by Manager to pay expenses, as a result of the performance by Manager of its services under this Agreement. Manager hereby waives its right to reimbursement of expenses in the event that the Merger is not consummated. ICG shall cause Manager and each of Manager's officers, directors and employees designated in writing to ICG from time to time by Manager to be named as covered persons under ICG's and the ICG Subs' insurance policies.

      8. Obligation to Renegotiate. In the event of any order or decree of an administrative agency or court of competent jurisdiction, including, without limitation, any material change or clarification in FCC rules, policies, or precedent, that would cause this

Management Agreement to be invalid or violate any applicable law, and such order or decree has become effective and has not yet been stayed, the parties will use their respective best efforts to negotiate in good faith to modify this Management Agreement to the minimum extent necessary so as to comply with such order or decree without material economic detriment to either part, and this Management Agreement, as so modified, shall then continue in full force and effect.

      9. Amendment and Modification. This Management Agreement may be amended, modified or supplemented only by written agreement of the parties.

      10. Waiver of Compliance; Consents. Except as otherwise provided in this Management Agreement, any failure of any party to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

      11. Representations and Warranties. ICG and each of the ICG Subs represents and warrants to Manager, and Manager represents and warrants to ICG, that (i) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is fully qualified to transact business in the state of its incorporation; (ii) it has full corporate power and authority and all authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it; (iii) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iv) this Agreement constitutes the party's valid and legally binding obligation, enforceable in accordance with its terms and conditions; (v) neither the execution and the delivery of this Agreement by it, nor the consummation by it of the transactions contemplated hereby, will violate any law, rule or regulation to which it is subject or any provision of its formative or operational documents or constitute a violation of, be in conflict with or constitute or create a default under, any agreement or commitment to which it is a party or by which it or any of its properties is bound or to which it or any of its properties is subject; and (vi) there are no judicial or administrative actions, proceedings (including bankruptcy proceedings) or investigations pending or, to the best of its knowledge, threatened, that question, or draw into question, the validity of this Agreement or any action taken or to be taken by it in connection with this Agreement or that, if adversely determined, would have an adverse effect upon its ability to enter into or perform its obligations under this Agreement.

      12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier (charges prepaid) or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company and Manager shall be sent to the addresses indicated below:

            (a)   If to the Company, to:

                  ________________________

                  ________________________

                  ________________________

                  ________________________

                  ________________________

                  with a copy to:

                  ________________________

                  ________________________

                  ________________________

                  ________________________

                  ________________________

            (b)   If to Manager, to:

                  ________________________

                  ________________________

                  ________________________

                  ________________________

                  ________________________

                  with a copy to:

                  ________________________

                  ________________________

                  ________________________

                  ________________________

                  ________________________

      13. Assignment. This Management Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Management Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other party (such consent not to be unreasonably withheld by the Company); provided that Manager may assign this Management Agreement and any of the rights, interests and obligations hereunder to any affiliate upon written notice to the Company, provided that no such assignment shall relieve Manager of its liabilities and obligations hereunder if such assignee does not perform such obligations. Subject to the foregoing, this Management Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and except as otherwise expressly provided herein, no other person shall have any right, benefit or obligation hereunder. Any other assignment of this Management Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 13 shall be null and void and shall not bind or be recognized by the Company or Manager.

      14. Third Party Beneficiaries; Limitation of Liability. Nothing in this Management Agreement shall be construed as giving any person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Management Agreement.

      15. Severability. If any provision of this Management Agreement is determined by any court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Management Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Management Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extend possible.

      16. Governing Law. This Management Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

      17. Jurisdiction. Any actions or proceedings, whether at law or in equity, seeking to enforce or to enjoin the enforcement of any provision of this Agreement, or based on any right arising out of this Agreement, shall be brought, tried and litigated against any of the parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court, Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any and all possible objections to venue laid therein, including forum non conveniens.

      18. Counterparts. This Management Agreement may be executed and delivered (including by facsimile transmissions) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      19. Entire Agreement. This Management Agreement and the Merger Agreement (including the Exhibits and the Schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, among the parties with respect thereto.

      20. Headings. The descriptive headings contained in this Management Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Management Agreement.

      21. Remedies. The Company and Manager hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Management Agreement and that, in such event, the Company or their successors or assigns, or the Manager or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, seek specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Management Agreement.

      22. No Partnership or Joint Venture Created. Nothing in this Management Agreement shall be construed or interpreted to make Manager and the Company partners or joint venturers, or to make one an agent or representative of the other, or to afford any rights to any third party other than as expressly provided herein. Neither the Company nor Manager is authorized to bind the other to any contract, agreement or understanding.

      IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement on the day and year first written above.

                                            ICG COMMUNICATIONS, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            ICG TELECOM GROUP, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            ICG TELECOM GROUP OF VIRGINIA , INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            By: ________________________________
                                                Name:
                                                Title:

                                            ICG CHOICECOM, L.P.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            MCCC ICG HOLDINGS LLC

                                            By: ________________________________
                                                Name:
                                                Title: